Exhibit 10.19

LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT, dated as of June 15, 2009 (this “Loan Agreement), is entered by and between Zipcar, Inc., a Delaware corporation, (“Parent”), Zipcar New York, Inc., a Delaware corporation (“Zipcar NY”), Zipcar Washington, Inc., a Delaware corporation (“Zipcar Washington”), Zipcar California, Inc., a Delaware corporation (“Zipcar California”), Zipcar On Campus, Inc., a Delaware corporation (“Zipcar on Campus”), Mobility Inc., d/b/a Flexcar, a Washington corporation (“Flexcar”), Flexcar Atlanta LLC, a Delaware limited liability company (“Flexcar Atlanta”), and Pinnacle Ventures, L.L.C. as agent (“Agent”) for the lenders identified on Schedule 1 hereto (such lenders, together with their respective successors and assigns are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and the Lenders. Parent, Zipcar NY, Zipcar Washington, Zipcar California, Zipcar on Campus, Flexcar and Flexcar Atlanta are sometimes referred to, individually, as a “Borrower” and collectively, as the “Borrowers”. Capitalized terms used and not otherwise defined in this Loan Agreement shall have the respective meanings given to such terms in Article 11.

In consideration of the covenants, conditions and agreements set forth herein and intending to be legally bound, the parties agree as follows:

Article 1. THE LOANS.

Section 1.01 Commitment. Subject to the terms and conditions of this Loan Agreement, Lenders agree to advance to Borrowers (the “Advances”): (i) one or more term loans in an aggregate principal amount of Four Million Dollars ($4,000,000) from time to time within ten Business Days of the Closing, and (ii) from time to time on or prior to March 31, 2010 (the “Funding Termination Date”), one or more term loans in an aggregate principal amount of up to Six Million Dollars ($6,000,000). Advances shall be made not more often than monthly in amounts of no less than One Million Dollars ($1,000,000) provided that if there is less than One Million Dollars available to be borrowed under this Section 1.01, then such Advance shall not be less than the available principal amount to be borrowed. Borrowers may prepay Advances in accordance with Section 1.02(e).

Section 1.02 Interest and Payments.

(a)	Interest. Borrowers shall pay interest in advance on the unpaid principal amount of each Advance from the date of such Advance until such Advance is paid in full, at a per annum rate of interest equal to ten percent (10.0%), based upon a year of 360 days and actual days elapsed. If Borrowers pay interest on such Advance which is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the Advance.

(b)	Payments of Principal and Interest. For each Advance, Borrowers shall make equal monthly payments of interest only (payable in advance) on the first Business Day of each month after the Funding Date (or, if the Funding Date occurs on the first Business Day of a month, on such Funding Date) (each a “Payment Date”). Beginning on July 1, 2010 and on the first Business Day of each month thereafter (each a “Payment Date”), Borrowers shall make thirty six (36) equal payments of principal and interest (payable in advance) until the aggregate Advances are paid in full. The amount of each such payment shall be sufficient to fully amortize the principal and interest due on the aggregate Advances over such thirty six (36) month period.

(c)	Interim Interest Payment. For each Advance, unless the Funding Date is a Payment Date, Borrowers shall make an advance payment of interest at the otherwise applicable rate referred to in Section 1.02(a) on the Funding Date for the period from the Funding Date to the first Payment Date.

(d)	Final Payment. On the date on which the last payment is due under Section 1.02(b) with respect to each Advance, Borrowers shall pay to Agent, in addition to any remaining unpaid principal and accrued interest and all other amounts previously due with respect to such Advance, an amount equal to seven and one-half percent (7.5%) of the original principal amount of such Advance (the “Final Payment”).

(e)	Prepayment. Upon five (5) Business Days’ prior written notice to Agent, Borrowers may, at their option, at any time, prepay all or a portion of the principal amount(s) of outstanding Advance(s) provided such portion is at least $1,000,000, plus accrued and unpaid interest thereon through and including the date of such prepayment, plus the Final Payment, plus any other amounts then due to Lenders. To the extent that less than all of an Advance is prepaid, the Final Payment shall be calculated on a pro rata basis representing the portion of principal prepaid.

Section 1.03 Use of Proceeds; the Advances and the Notes; Disbursement.

(a)	Use of Proceeds. The proceeds of the Advances shall be used for general corporate purposes.

(b)	The Advances and the Notes. The obligation of Borrowers to repay the aggregate unpaid principal amount of and interest on each Advance shall be evidenced by a Note setting forth the principal amount of such Advance and the payments due. Agent shall keep a record of the payments made under each Note on its books which records shall be prima facie evidence of the amounts paid under the Notes absent manifest error. Any failure by Agent to obtain or retain such a Note shall not limit or otherwise affect the obligations of each Borrower to pay amounts due hereunder with respect to an Advance.

(c)	Notice and Disbursement. Whenever Borrowers desire Lenders to make an Advance (other than the initial Advance as to which no prior notice shall be required), Parent shall notify Agent in writing at least fifteen (15) Business Days in advance of the desired Funding Date, which notice shall be irrevocable. Lenders’ obligation to make Advances shall be subject to the satisfaction of the conditions set forth in Section 3.01(b). Lenders shall have the right to request that Borrowers furnish Lenders with such additional information with respect to the Advance as Lenders shall reasonably request. Subject to the satisfaction of the conditions set forth in this Loan Agreement, each Lender shall disburse its pro rata portion of each Advance to the account of Parent as specified in Section 9.06.

Section 1.04 Other Payment Terms.

(a)	Place and Manner. All regularly scheduled payments due to the Lenders shall be effected by automatic debit of the appropriate funds from Parent’s Primary Operating Account. Borrowers shall make all other payments due to the Lenders in lawful money of the United States, in immediately available funds, at the address for payments specified in Section 9.06.

(b)	Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c)	Default Rate. If any amounts required to be paid by Borrowers under this Loan Agreement or the other Transaction Documents (including principal or interest payable on the Advance, any fees or other amounts) remain unpaid after such amounts are due, Borrowers shall pay interest on the aggregate, outstanding principal balance hereunder from the date due until such past due amounts are paid in full, at a per annum rate equal to the Default Rate. All computations of such interest shall be based on a year of 360 days and actual days elapsed.

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(d)	Commitment Fee. Agent has received a commitment fee from Borrowers in the amount of $25,000 (the “Commitment Fee”). The Commitment Fee is fully earned and will be retained by Agent.

(e)	Legal Costs. Borrowers shall reimburse Lender for Lender’s reasonable legal costs and expenses incurred in preparing and negotiating the Transaction Documents.

Article 2. CREATION OF SECURITY INTEREST.

Section 2.01 Grant of Security Interest. Each Borrower grants and pledges to Agent on behalf of all Lenders a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by each Borrower of each of its covenants and duties under the Transaction Documents (other than any covenants and duties under any Warrants, registration rights agreement(s) or the Management Rights Letter to which the Agent or any Lender is a party). Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, subject to Permitted Liens. Notwithstanding termination of this Loan Agreement, Agent’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than any inchoate indemnity obligations) are outstanding. Each Borrower will cause the books of any company whose shares are part of the Collateral to reflect Agent’s subordinate security interest in such shares.

Section 2.02 Liabilities Unconditional. Each Borrower is and shall remain absolutely and unconditionally liable for the performance of its obligations under the Transaction Documents to which it is a party, including without limitation any deficiency by reason of the failure of the Collateral to satisfy all amounts due to Agent or the Lenders under any Transaction Document.

Article 3. CLOSING.

Section 3.01 Conditions Precedent. The obligation of Lenders to fund the initial Advance hereunder shall be subject to the following conditions precedent:

(a)	Conditions to Closing. Agent shall have received in connection with the Closing in form and substance satisfactory to Agent:

(i)	This Loan Agreement, duly executed by Borrowers;

(ii)	Copies, certified by the Secretary or Assistant Secretary of each Borrower, of: (A) the Certificate of Incorporation and Bylaws of each Borrower (as amended to the date of this Loan Agreement), (B) the resolutions adopted by each Borrower’s board of directors authorizing the transaction and the documents being executed in connection therewith, and (C) the incumbency of the officers executing this Loan Agreement and the other Transaction Documents on behalf of each Borrower party thereto.

(iii)	Good Standing Certificate(s) (including tax status if available) with respect to each Borrower from such Borrower’s state of incorporation and principal place of business, if different, each as of a date reasonably acceptable to Agent.

(iv)	Evidence of the insurance coverage required by Section 5.06 of this Loan Agreement.

(v)	All necessary consents of shareholders and other third parties with respect to the subject matter of the Loan Agreement and the other documents being executed in connection therewith.

(vi)	The Warrants to be issued to the designees of the Lenders in forms provided by Agent and agreed to by Parent, duly executed by Parent.

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(vii)	A Management Rights Agreement in the form provided by Agent and agreed to by Borrowers, duly executed by Borrowers.

(viii)	Agreements sufficient to perfect a security interest in each Borrower’s deposit accounts and securities accounts executed by each applicable bank or other financial institution, in forms reasonably acceptable to Agent.

(ix)	A consent by Lighthouse Capital Partners VI, L.P. in favor of the Borrowers, and a subordination agreement by and between Lighthouse Capital Partners VI, L.P. and Agent (“Subordination Agreement”)

(x)	A legal opinion of counsel to Borrowers in form and substance reasonably satisfactory to Agent.

(xi)	All other documents as Agent shall have reasonably requested.

(b)	Conditions to Funding of Each Advance. Prior to the funding of each Advance, the following conditions with respect to such Advance shall have been satisfied by Borrowers or waived by Agent:

(i)	Borrowers shall have executed and delivered a Note in the form of Exhibit A prepared by Agent setting forth the terms of the Advance in accordance with the terms hereof.

(ii)	Mark Norman, President and Chief Operating Officer, and Scott Griffith, Chairman and Chief Executive Officer, remain employed by Parent in such capacities.

(iii)	Partner-level representatives appointed by Benchmark Capital and Greylock Partners are currently serving as voting members on Parent’s Board of Directors;

(iv)	No Event of Default or Default shall have occurred and be continuing.

(v)	In Agent’s reasonable discretion, no event or condition shall exist that has had or would be reasonably expected to have a Material Adverse Effect.

(vi)	The representations and warranties contained in this Loan Agreement and the other Transaction Documents to which each Borrower is a party shall be true and correct in all material respects as if made on the date of funding of the Advance, except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and provided that Borrowers may be permitted to update the representations and warranties herein and in the other Transaction Documents by providing a disclosure schedule to the Agent, so long as (a) the items listed on any schedule shall be reasonably acceptable to Agent, or (b) the items listed on any schedule shall reflect changes that are specifically permitted pursuant to the provisions of this Loan Agreement and the other Transaction Documents.

(vii)	Each of the Transaction Documents shall be in full force and effect.

(viii)	Borrowers shall have provided to Agent such documents, instruments and agreements, including financing statements or amendments to financing statements, as Agent shall reasonably request to evidence the perfection and priority of the security interests granted to Agent.

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(c)	Additional Condition to Funding an Advance on or before March 31, 2010. Prior to the funding of an Advance on before March 31, 2010, the following additional condition with respect to such Advance shall have been satisfied by Borrowers or waived by Agent:

(i)	Borrowers shall have achieved revenues of at least the following amounts in the respective quarters, on a consolidated basis, as applicable for any quarter completed immediately prior to such Advance request:

Second Quarter 2009: $29,100,000

Third Quarter 2009: $34,100,000

Fourth Quarter 2009: $30,800,000

First Quarter 2010: $27,800,000.

Article 4. REPRESENTATIONS AND WARRANTIES OF BORROWERS.

Each Borrower represents and warrants to Agent that:

Section 4.01 Due Incorporation, Qualification, etc. Each Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed would reasonably be expected to have a Material Adverse Effect. Each of the Borrower’s Subsidiaries is duly organized, qualified and licensed to do business in and is in good standing in any jurisdiction in which the conduct of its business or ownership of its property requires, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

Section 4.02 Authority. The execution, delivery and performance by each Borrower of each Transaction Document to be executed by such Borrower and the consummation of the transactions contemplated thereby (i) are within the power of such Borrower and (ii) have been duly authorized by all necessary actions on the part of such Borrower.

Section 4.03 Enforceability. Each Transaction Document executed, or to be executed, by each Borrower has been, or will be, duly executed and delivered by such Borrower and constitutes, or will constitute, a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 4.04 Non-Contravention. The execution and delivery by each Borrower of the Transaction Documents executed by such Borrower and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate any Requirement of Law applicable to such Borrower; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material Contractual Obligation of such Borrower; or (iii) result in the creation or imposition of any Lien upon any property, asset or revenue of such Borrower under any Contractual Obligation (except such Liens as may be created in favor of Agent pursuant to this Loan Agreement or the other Transaction Documents).

Section 4.05 Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by Borrowers and the performance and consummation of the transactions contemplated thereby, except as have been obtained in connection herewith, filings in connection with perfection of security interests and filings required to be performed by Pinnacle and/or its affiliates.

Section 4.06 No Violation or Default. No Borrower or Subsidiary of any Borrower is in violation of or in default with respect to (i) any Requirement of Law; or (ii) any Contractual Obligation (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default, individually, or together with all such violations or defaults, would reasonably be expected to have a

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Material Adverse Effect on the Borrowers taken as a whole. Without limiting the generality of the foregoing, no Borrower (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation would reasonably be expected to have a Material Adverse Effect. No Event of Default or Default has occurred and is continuing.

Section 4.07 Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of a Borrower, threatened in writing against any Borrower or any of Borrower’s Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) would reasonably be expected (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by a Borrower of the Transaction Documents or the transactions contemplated thereby.

Section 4.08 Title. Each Borrower has good and marketable title to all Collateral, free and clear of all Liens, other than Permitted Liens. No Borrower has any other deposit accounts or securities accounts, other than the deposit accounts and securities accounts described in Schedule 2. Except as described in Schedule 2, the Collateral is not in the possession of any third party bailee (such as at a warehouse). All Inventory is in all material respects of good and marketable quality, free from material defects. The are no subscriptions, rights of first refusal, preemptive rights, warrants or other options exercisable with respect to any shares of any Borrower that are part of the Collateral.

Section 4.09 Financial Statements. The Financial Statements of Borrowers which have been delivered to Agent (i) are in accordance with the books and records of Borrowers and its Subsidiaries on a consolidated basis, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with generally accepted accounting principles (except for the absence of footnotes and subject to year end adjustments with respect to interim financial statements); and (iii) fairly present, in all material respects, the consolidated financial position of Borrowers as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. No Borrower nor any of Subsidiary of a Borrower has any contingent obligations, liability for taxes or other outstanding obligations which would reasonably be expected to have a Material Adverse Effect on the Borrowers taken as a whole, except as disclosed in the most recent Financial Statements (including the notes thereto) furnished by Borrowers to Agent.

Section 4.10 Taxes. Each Borrower has filed or caused to be filed all tax returns that are required to be filed by it except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each Borrower has paid, or made provision for the payment of, all Taxes which have or may have become due pursuant to said returns or otherwise, except such Taxes, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with generally accepted accounting principles) have been provided or which would not reasonably be expected to have a Material Adverse Effect if unpaid.

Section 4.11 Catastrophic Events; Labor Disputes. No Borrower, and none of their properties, is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that would reasonably be expected to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which a Borrower is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of each Borrower, jurisdictional disputes or organizing activity occurring or threatened, which in any event would reasonably be expected to have a Material Adverse Effect.

Section 4.12 No Material Adverse Effect. No event has occurred and no condition exists (excluding general economic conditions) which would reasonably be expected to have a Material Adverse Effect.

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Section 4.13 First Priority. Assuming the timely filing of financing statements covering the Collateral, the security interest granted hereby constitutes a first priority security interest in and Lien on all of the Collateral, subject only to Permitted Liens.

Section 4.14 Principal Place of Business. Each Borrower is incorporated in the jurisdiction stated in the first sentence of this Loan Agreement, and the office where such Borrower keeps all records and files regarding the Collateral is set forth in Section 9.07. Except as disclosed on Schedule 2, during the last five years, no Borrower has not done business under any name other than that specified on the signature page hereof. All Borrowers’ Inventory and Equipment is located only at the locations set forth in Section 9.07 or on Schedule 2 or at such other locations as are permitted under Section 5.12.

Section 4.15 Intellectual Property. Each Borrower is the sole owner of or has rights to use its Intellectual Property, except for non-exclusive licenses granted by a Borrower in the ordinary course of business in a manner that the applicable Borrower’s board of directors in good faith determines is in or is not adverse to the best interests of such Borrower. No part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, in any event that would reasonably be expected to have a Material Adverse Effect.

Section 4.16 Investments. No Borrower owns any Investments in any Person, except for Permitted Investments.

Article 5. COVENANTS OF BORROWERS.

While any Obligations or unfunded Commitments remain outstanding:

Section 5.01 Financial Statements. Parent shall provide to Agent the consolidated financial statements specified in this Section 5.01, prepared in accordance with generally accepted accounting principles, consistently applied (except, in the case of unaudited financial statements, for the absence of footnotes and normal year-end adjustments); provided, however, that after the effective date of the initial registration statement covering a public offering of Parent’s securities, Parent shall only be required to deliver those financial statements required to be filed by the Securities and Exchange Commission, to be provided as soon as practicable and no less frequently than quarterly.

(a)	As soon as practicable (and in any event within thirty (30) days after the end of each month), an unaudited balance sheet as of the end of such month and unaudited statements of income or loss and cash flows of Borrowers for such month, certified by Parent’s Chief Executive Officer or Chief Financial Officer to fairly present in all material respects the data reflected therein.

(b)	As soon as practicable (and in any event within one hundred fifty (150) days after the end of each fiscal year), audited balance sheets as of the end of such year (consolidated if applicable), and related statements of income or loss, retained earnings or deficit and cash flows of Borrowers for such year, setting forth in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an audit report and unqualified opinion of the independent certified public accountants of recognized national standing selected by Parent.

(c)	Upon Agent’s request but no more often than once per quarter, a detailed capitalization table or other report of Parent’s capital structure, certified by Parent’s Chief Executive Officer or Chief Financial Officer.

Section 5.02 Other Information. Each Borrower shall promptly provide to Agent: (a) copies of all board packages delivered to its board of directors in connection with board meetings or otherwise, (b) notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which suits or proceedings if it is reasonably likely to result in

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liability to any Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000) or more, (c) notice of any Default, Event of Default, Event of Loss, or any matter which has resulted in a Material Adverse Effect, and (d) any additional financial information as Agent shall reasonably request which is necessary to evaluate such Borrower’s continuing financial obligations. Notwithstanding the foregoing, Borrowers shall not be required under this Agreement to provide access to attorney/client privileged communications or other information of an extremely sensitive nature the disclosure of which to the Agent would be materially detrimental to the Company.

Section 5.03 Corporate Identity. Each Borrower shall notify Agent in writing thirty (30) days prior to any change in such Borrower’s principal place of business or chief executive office and any change of such Borrower’s legal name, jurisdiction of organization or type of legal entity.

Section 5.04 Reserved.

Section 5.05 Authorization for Automated Clearinghouse Funds Transfer. Parent (i) authorizes Agent to initiate debit entries to Parent’s account specified in Section 9.06 (“Parent’s Primary Operating Account”) through Automated Clearinghouse (“ACH”) transfers, in order to satisfy regularly scheduled payments of principal and interest; (ii) shall provide Agent at least thirty (30) days notice of any change in Parent’s Primary Operating Account; and (iii) grants Agent any additional authorizations necessary to begin ACH debits from a new account which becomes Parent’s Primary Operating Account.

Section 5.06 Insurance. Each Borrower shall, at its own expense, (1) maintain the following types of insurance, with companies with an A- rating or better, in amounts reasonably acceptable to Agent, or (b) maintain self insurance with respect to collision and other risks of loss, in such circumstances as is standard in Borrower’s industry and in amounts reasonably satisfactory to Lender:

(a)	All Risk. “All risk” insurance against loss or damage to the Collateral. The policy shall name Agent as loss payee with respect to the Collateral.

(b)	General Liability Insurance. Commercial general liability insurance (including contractual liability, products liability and completed operations coverages) reasonably satisfactory to Agent. The limit of liability shall be at least $2,000,000 per occurrence. The policy deductible shall not exceed $250,000. The policy(ies) shall name Agent as additional insured in the full amount of such Borrower’s liability coverage limits.

(c)	Other Insurance. Such other insurance against risks of loss and with terms as shall be reasonably required by Agent.

All policies of insurance shall provide that Agent shall be given thirty (30) days notice of cancellation of coverage and 10 days notice for non-payment. This notice provision shall be without qualification. On or prior to the first Funding Date and prior to each policy renewal, Borrowers shall furnish to Agent, certificates of insurance or other evidence reasonably satisfactory to Agent that insurance complying with all of the above requirements is in effect.

Section 5.07 Taxes and Other Liabilities. Borrowers shall pay all Taxes and other governmental or regulator assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which Borrowers shall maintain appropriate reserves or which would not reasonably be expected to have a Material Adverse Effect; and timely file all required tax returns.

Section 5.08 Title. Borrowers shall promptly notify Agent in writing of any event which materially adversely affects the value of the Collateral, the ability of a Borrower or Agent to dispose of the Collateral, or the rights or remedies of Agent in relation thereto, including, but not limited to, the levy of any legal process against the Collateral.

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Section 5.09 Further Identification of Collateral. Borrowers shall promptly advise Agent of any change in the composition of the Collateral that would reasonably be expected to cause a Material Adverse Effect, and shall also furnish to Agent from time to time such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent may reasonably request, all in reasonable detail.

Section 5.10 Good Repair. Borrowers shall keep and maintain all Collateral in good operating condition and repair, subject to ordinary wear and tear, make all necessary repairs thereto and replacement of parts thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved in all material respects; and Borrowers shall keep books and records with respect to the Collateral, including maintenance records, which are complete and accurate in all material respects.

Section 5.11 Loss; Damage; Destruction and Seizure.

(a)	If while payment Obligations are outstanding any item of Collateral is lost, stolen, destroyed, damaged beyond repair or seized by a Governmental Authority {an “Event of Loss”), then, at Borrowers’ option, and subject to the terms of the Subordination Agreement, either (i) Agent shall receive from the proceeds of insurance maintained pursuant to Section 5.06, from any award paid by the seizing Governmental Authority, or (ii) if no Event of Default has occurred and is continuing, Borrowers may use any such proceeds to purchase an item of Collateral to replace the item of Collateral which was subject to the Event of Loss and such replacement Collateral shall become part of the Collateral. On the date of receipt by Agent of the amount specified hereinabove with respect to each such item of Collateral subject to an Event of Loss, the provisions of this Loan Agreement shall terminate as to such Collateral. Pending Borrowers’ election of the options set forth above, subject to the terms of the Subordination Agreement, any proceeds of insurance maintained by a Borrower with respect to the Collateral pursuant to Section 5.06 and received by such Borrower shall be paid to Agent promptly upon their receipt by such Borrower, if any proceeds of insurance or awards received from Governmental Authorities are in excess of the amount owed under this Section 5.11 (a), Agent shall promptly remit to Borrowers the amount in excess of the amount to be held by Agent.

(b)	So long as no Event of Default has occurred and is continuing, any proceeds of insurance maintained pursuant to Section 5.06 received by Agent or Borrowers with respect to an item of Collateral the repair of which is practicable shall, at the election of Borrowers, be applied either to the repair or replacement of such Collateral or, upon Agent’s receipt of evidence of the repair or replacement of the Collateral reasonably satisfactory to Agent, to the reimbursement of Borrowers for the cost of such repair or replacement. All replacement parts and equipment acquired by Borrowers in replacement of Collateral pursuant to this Section 5.11 shall immediately become part of the Collateral upon acquisition by Borrowers. Each Borrower shall take such actions and provide such documentation as may be reasonably requested by Agent to protect and preserve Agent’s security interest and otherwise to avoid any impairment of Agent’s rights under the Transaction Documents, in connection with such repair or replacement.

Section 5.12 Collateral Control. No Borrower shall (i) terminate, waive or release any right with respect to any Collateral that would reasonably be expected to cause a Material Adverse Effect, or (ii) remove any items of Collateral from a Borrower’s facility located at the address specified in Section 9.07, the locations specified on Schedule 2, or such other address with respect to which Borrower gives Agent 30 days prior written notice, in each case except in the ordinary course of business.

Section 5.13 Liens; No Disposition of Collateral. No Borrower shall (i) in any way hypothecate or create or permit to exist any Lien with respect to any of its or its Subsidiaries’ property or capital stock, except for Permitted Liens, (ii) permit the inclusion in any contract to which it or a Subsidiary becomes a party of any provisions that would reasonably be expected to restrict or invalidate the creation of a security interest in any of a Borrower’s or a Subsidiary’s property, or (iii) sell, transfer, assign, pledge, collaterally assign, exchange, or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part

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of its business or property, other than Transfers: (A) of Inventory in the ordinary course of business, (B) of licenses and similar arrangements for the use of the property of a Borrower or its Subsidiaries in the ordinary course of business, or (C) of worn-out or obsolete Equipment, or (D) any disposition of Vehicles and Borrower’s rights under any lease or financing arrangement with respect to Vehicles, (E) by a Borrower to any other Borrower, or (F) joint ventures with respect to entering and conducting operations in the urban car sharing market in Europe which ventures are approved unanimously by the Parent’s board of directors.

Section 5.14 Mergers and Acquisitions. Without the prior written consent of Agent, no Borrower shall be acquired by any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), whether by merger or consolidation, or through a transaction or series of transactions, pursuant to which the holders of such Borrower’s voting Equity Securities do not hold at least 50% of the voting power of such Borrower or any resulting Person after such transaction or transactions, or through the sale of all or substantially all of its assets (any of the foregoing, a “Change of Control”) unless (A) the Obligations are repaid within 60 days of the closing of the merger, consolidation, transaction or sale, or (B) within 60 days of the closing of the merger, consolidation, transaction or sale, (i) the Obligations are assumed or guarantied by a Person which is the ultimate parent entity (the “Acquirer”) of the Acquiring Person and (ii) the Acquirer is a creditworthy entity (as determined by Agent in its sole discretion). Notwithstanding the foregoing, a Borrower may (and it will not constitute a “Change of Control” if a Borrower does) (x) merge into or consolidate with another Borrower, (y) effectuate any transaction (or series of related transactions) that is a bona fide equity financing with the primary purpose of raising capital for Parent or an underwritten public offering of the Parent’s stock.

Section 5.15 Distributions. Prior to the effective date of the initial registration statement covering a public offering of Parent’s securities, without the prior written consent of Agent, no Borrower shall (i) pay any dividends or make any distributions on its Equity Securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities (other than repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements or similar arrangements approved by such Borrower’s board of directors); (iii) return any capital to any holder of its Equity Securities as such; (iv) make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or (v) set apart any sum for any such purpose; provided, however, a Borrower may declare dividends payable solely in common stock and any Borrower may pay dividends to Parent.

Section 5.16 Indebtedness. No Borrower shall, nor shall a Borrower not permit its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

Section 5.17 Investments. No Borrower shall, nor shall a Borrower permit its Subsidiaries to, directly or indirectly acquire or own, or make any Investment in or to any Person other than Permitted Investments; or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to such Borrower.

Section 5.18 Transactions with Affiliates. No Borrower shall, nor shall a Borrower permit its Subsidiaries to, directly or indirectly enter into or permit to exist any material transaction with any Affiliate, except for transactions that are in the ordinary course of such Person’s business, upon fair and reasonable terms that are no less favorable to such Borrower, or such Subsidiary, than would be obtained in an arms’ length transaction with a non-affiliated Person; provided that the foregoing restriction shall not apply to (i) reasonable and customary fees paid to members of the board of directors of a Borrower and its Subsidiaries, (ii) compensation arrangements and benefit plans for officers and other employees of a Borrower and its Subsidiaries entered into or maintained in the ordinary course of business, and (iii) any transaction unanimously approved by the Parent’s board of directors.

Section 5.19 Maintenance of Subsidiaries. No Borrower shall, or shall permit or cause any Subsidiary to, (i) divest or “spin-off’ any Subsidiary except where as a result of such transaction such Borrower and/or such Borrower’s shareholders or affiliates retain or obtain majority ownership of such Subsidiary; (ii) merge or consolidate any Subsidiary with or into another entity (unless as a result of such merger Borrower and/or

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Borrower’s shareholders or affiliates retain or obtain majority ownership of the surviving entity); or (iii) permit a Change of Control (as defined below) of any Subsidiary. For the purposes of this Section 5.19, a “Change of Control” shall mean, any transaction or series of related transactions (other than through the sale of preferred stock to existing or future equity investors and other than through public offerings of a Borrower’s securities) whereby such Borrower and/or a Borrower’s shareholders or affiliates of a Borrower holding in excess of 50% of the outstanding voting capital stock of any Subsidiary immediately prior to such transaction or transactions, shall own less than 50% of the outstanding voting or capital stock of such Subsidiary immediately following such transaction or transactions.

Section 5.20 Indebtedness Payments. No Borrower shall (i) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due or permitted to be prepaid under this Loan Agreement) or any lease obligations, or (ii) amend, modify or otherwise change the terms of any indebtedness (other than the Advances) or lease obligations so as to accelerate the scheduled repayment thereof; except with respect to clause (i) or (ii) hereof, for (x) Indebtedness to Lighthouse Capital Partners VI, L.P., Lighthouse Capital Partners and/or their Affiliates, and/or any refinancing thereof, (y) Indebtedness in connection with Vehicle leases or Vehicle financing arrangements, and/or (z) Indebtedness in the principal amount of up to $100,000 per year, so long no Event of Default has occurred which is continuing or would exist immediately after giving effect to such payment. No Borrower shall repay any Indebtedness to officers, directors or shareholders.

Section 5.21 Accounts. No Borrower shall, nor shall a Borrower permit its U.S. Subsidiaries to, maintain any deposit accounts or securities accounts except accounts with respect to which Agent has obtained an agreement with the bank or other financial institution sufficient to perfect a security interest in such deposit accounts or securities accounts. Notwithstanding the foregoing, Agent shall not have a perfected security interest in any of the following: (i) Flexcar’s certificates of deposit numbers 22289388 and any subsequent certificate of deposit accounts issued upon the maturity of the foregoing certificates of deposit with Bank of America securing letter of credit number 3077144 issued in favor of Union Leasing; (ii) Flexcar’s certificate of deposit number 22298407 and any subsequent certificate of deposit accounts issued upon the maturity of the foregoing certificate of deposit with Bank of America securing letter of credit number 3081863 issued in favor of Gelco Corporation; (iii) Parent’s account number S312163 with KeyBank issued in accordance with the terms of a certain Pledge Agreement dated December 26, 2006 as security for obligations of Zipcar UK to KeyBank; (iv) Flexcar’s certificate of deposit number 22293083 and any subsequent certificate of deposit accounts issued upon the maturity of the foregoing certificate of deposit with Bank of America securing letter of credit number 3081863 issued in favor of Donlen Corporation; (v) cash in the amount of $500,000 pledged to VPSI, Inc. to support Borrower’s financing obligations; (vi) Parent’s securities account with Barclays (f/k/a Lehman Brothers), account number 834-76102, provided that such account cannot have a value in excess of $50,000 at any time unless the Agent has obtained an agreement with Barclays (f/k/a Lehman’s) sufficient to perfect the Agent’s security interest in such securities account; and (vii) other accounts established after the date hereof consisting of restricted cash or cash equivalents permitted under clause (v) of the definition of Permitted Indebtedness. The aggregate amounts to be maintained in support of the financing arrangements referenced in clauses (i) through (iv), inclusive and any subsequent financing arrangements referenced in clause (v) of the definition of Permitted Indebtedness shall not exceed the Threshold Amount. For so long as the Obligations are outstanding, no Borrower shall not hold directly or indirectly, purchase or create a purchase order or directive to purchase any auction rate securities or similar financial instruments regardless of whether such securities are to be held by a Borrower or through one or more brokerage accounts. No Borrower shall permit any non-Borrower Subsidiary to maintain more than the minimum required operating capital, as reasonably determined by Borrower’s management, in such Subsidiary’s deposit account or investment accounts.

Section 5.22 Subsidiaries. Borrowers will cause each domestic Subsidiary of a Borrower not currently in existence as of the Closing Date to sign a joinder agreement in substantially similar form as Exhibit C at the time of its formation, and such Subsidiary shall become party to this Agreement as a co-Borrower.

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Section 5.23 Statements of Excluded Accounts and Threshold Amount. Borrower shall promptly provide Agent account statements or bank confirmations or reports, as applicable, for any of the following or renewals thereof: (i) Flexcar’s certificate of deposit number 22289388 and any subsequent certificate of deposit accounts issued upon the maturity of the foregoing certificates of deposit with Bank of America securing letter of credit number 3077144 issued in favor of Union Leasing; (ii) Flexcar’s certificate of deposit number 22298407 and any subsequent certificate of deposit accounts issued upon the maturity of the foregoing certificate of deposit with Bank of America securing letter of credit number 3081863 issued in favor of Gelco Corporation; and (iii) Parent’s account number S312163 with KeyBank issued in accordance with the terms of a certain Pledge Agreement dated December 26, 2006 as security for obligations of Zipcar UK to KeyBank; and (iv) Flexcar’s certificate of deposit number 22293083 and any subsequent certificate of deposit accounts issued upon the maturity of the foregoing certificate of deposit with Bank of America securing letter of credit number 3081863 issued in favor of Donlen Corporation. Borrower shall promptly provide Agent account statements or bank confirmations or reports, as applicable, upon establishment or renewal for other accounts established after the date hereof consisting of restricted cash or cash equivalents permitted under clause (v) of the definition of Permitted Indebtedness. Within 30 days of the end of the each calendar quarter, Parent shall provide Agent with a report in the form attached hereto as Exhibit D, which report shall verify Borrower’s compliance with the Threshold Amount.

Article 6. PRESERVATION OF COLLATERAL BY AGENT.

Should a Borrower fail or refuse to make any payment, perform or observe any other covenant, condition or obligation, or take any other action which such Borrower is obligated under any Transaction Document to make, perform, observe, take or do at the time or in the manner provided in any Transaction Document and such failure would reasonably be expected to cause a Material Adverse Effect, then at Agent’s sole and absolute discretion, with prompt notice to any Borrower and without demand upon any Borrower or releasing any Borrower from any obligation, covenant or condition in any Transaction Document, Agent may make, perform, observe, take or do the same in such manner and to such extent as Agent may deem reasonably necessary to protect its security interest in or the value of the Collateral. In furtherance of the foregoing rights, each Borrower does hereby irrevocably appoint Agent (which appointment is coupled with an interest), the true and lawful attorney-in-fact of such Borrower with full power of substitution, for it and in its name (i) to perform (but Agent shall not be obligated to and shall incur no liability to a Borrower or any third party for failure to perform) any act which such Borrower is obligated by this Loan Agreement to perform, (ii) to ask, demand, collect, receive, receipt for, sue for, compound and give acquaintance for any and all rents, issues, profits, avails, distributions, income, payment draws and other sums in which a security interest is granted under Section 2.01 with full power to settle, adjust or compromise any claim thereunder as fully as if Agent were such Borrower itself, (iii) to receive payment of and to endorse the name of a Borrower to any items of Collateral (including checks, drafts and other orders for the payment of money) that come into Agent’s possession or under Agent’s control, (iv) to make all demands, consents and waivers, or take any other action with respect to, the Collateral, (v) in Agent’s discretion, to file any claim or take any other action or institute proceedings, either in its own name or in the name of a Borrower or otherwise, which Agent may reasonably deem necessary or appropriate to protect and preserve the right, title and interest of Agent in and to the Collateral, and (vi) to otherwise act with respect thereto as though Agent were the outright owner of the Collateral; provided, however, that the power of attorney herein granted shall be exercisable only upon the occurrence and during the continuation of an Event of Default. Each Borrower agrees to reimburse Agent upon demand for all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, which Agent may incur while acting as such Borrower’s attorney in fact or otherwise under this Article 6, all of which costs and expenses are included within the Obligations.

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Article 7. EVENTS OF DEFAULT.

Section 7.01 Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under the Transaction Documents:

(a)	Failure to Pay. Borrowers shall fail to pay when due any principal, interest or other payment required under the terms of this Loan Agreement or any other Transaction Document on the date due and such payment shall not have been made within one (1) Business Day of the due date; provided however that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower’s knowledge of such failure to pay; or

(b)	Insurance. A Borrower or any of its Subsidiaries shall fail to observe or perform any covenant set forth in Section 5.06; or

(c)	Breaches of Other Covenants. A Borrower or any of its Subsidiaries shall fail to perform or observe (i) any of the terms, covenants or agreements contained in Sections 5.03, 5.05, or 5.11 through 5.19 hereof or (ii) any other term, covenant, or agreement contained in any Transaction Document (other than the other Events of Default specified in this Article 7) and such failure remains unremedied for the earlier of thirty (30) days from (x) the date on which the Agent has given such Borrower written notice of such failure and (y) the date on which such Borrower knew or should have known of such failure; or

(d)	Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of a Borrower to Agent in writing in connection with this Loan Agreement or any of the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(e)	Other Payment Obligations. A Borrower or any of its Subsidiaries shall fail to make any payment when due under the terms of any Indebtedness to be paid by such Person (excluding this Loan Agreement and the other Transaction Documents but including any other Indebtedness of a Borrower or any of its Subsidiaries to Agent or any Lender) and such failure shall continue beyond any period of grace provided with respect thereto, or shall default in the observance or performance of any other agreement, term or condition contained in any such Indebtedness, and the effect of such failure or default is to cause such Indebtedness in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more to become due prior to its stated date of maturity; or

(f)	Voluntary Bankruptcy or Insolvency Proceedings. A Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of affecting any of the foregoing; or

(g)	Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of a Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to such Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

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(h)	Judgments. A final judgment or order for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against a Borrower and the same shall remain unsatisfied and undischarged for a period of thirty (30) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a material part of the property of the Borrowers taken as a whole and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or

(i)	Transaction Documents. Any Transaction Document or any material term thereof shall cease to be, or be asserted by a Borrower not to be, a legal, valid and binding obligation of a Borrower enforceable in accordance with its terms or if the Liens of Agent in the Collateral shall cease to be or shall not be valid, first priority perfected Liens or a Borrower shall assert that such Liens are not valid, first priority and perfected Liens, subject to Permitted Liens.

Article 8. AGENT’S RIGHTS AND REMEDIES

Section 8.01 Rights of Agent upon Default. Subject to the Subordination Agreement, upon the occurrence and during the existence of any Event of Default (other than an Event of Default referred to in Sections 7.01(f) and 7.01(g)) and at any time thereafter during the continuance of such Event of Default, Agent may, by written notice to Borrowers, declare all outstanding Obligations, including, without limitation, the non-cancelable obligation to make each payment scheduled to be made under Sections 1.02(b), 1.02(c) and 1.02(d), payable by Borrowers hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 7.01(f) and 7.01(g), immediately and without notice, all outstanding Obligations, including, without limitation, the non-cancelable obligation to make each payment scheduled to be made under Sections 1.02(b), 1.02(c) and 1.02(d), payable by Borrowers hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

Section 8.02 Rights Regarding Collateral. Each Borrower agrees that when any Event of Default has occurred and is continuing, Lenders or Agent, on behalf of Lenders, shall have the rights, options, duties and remedies of a secured party as permitted by law and, in addition to and without limiting the foregoing, Lenders or Agent may, at the election of Lenders, exercise any one or more or all, and in any order, of the remedies herein set forth, including the following: (i) Agent or Lenders, personally or by agents or attorneys, shall have the right (subject to compliance with any applicable mandatory legal requirements) to require a Borrower to assemble the Collateral and make it available to Agent at a place to be designated by Agent in California or to take immediate possession of the Collateral, or any portion thereof, and for that purpose may pursue the same wherever it may be found, and may enter any premises of a Borrower, with or without notice, demand, process of law or legal procedure, to the extent permitted by applicable law, and search for, take possession of, remove, keep and store the same, or use and operate or lease the same until sold; (ii) Agent or Lenders may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession and either before or after taking possession, without instituting any legal proceedings whatsoever, having first given notice of such sale by registered or certified mail to Borrowers once at least ten (10) business days prior to the date of such sale, and having first given any other notice which may be required by law, sell and dispose of the Collateral, or any part thereof, at a private sale or at public auction, to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as Lenders may determine, and at any place (whether or not it be the location of the Collateral or any part thereof) designated in the notice referred to above. Agent and its agents and any purchasers at or after foreclosure are hereby granted a non-exclusive, irrevocable, perpetual, fully paid, royalty-free license or other right, solely pursuant to the provisions of this Section 8.02, to use, without charge, a Borrower’s intellectual property that remains embedded or contained in the Collateral, including without limitation, labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, now or at any time

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hereafter owned or acquired by a Borrower or in which a Borrower now or at any time hereafter has any rights; provided, however, such license shall only be exercisable in connection with the disposition of Collateral upon Agent’s or Lenders’ exercise of their remedies hereunder. To the extent permitted by applicable law, any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further published notice, and Borrowers, Agent, Lenders, or the holder or holders of the Note, or of any interest therein, may bid and become the purchaser at any such sale; and (iii) Agent or Lenders may proceed to protect and enforce this Loan Agreement and the other Transaction Documents by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for any real property security or any part thereof, or for the recovery of judgment for the Obligations or for the enforcement of any other proper, legal or equitable remedy available under applicable law. With respect to any securities that are part of the Collateral (“Pledged Shares”), Agent shall be entitled to vote or give consents, waivers and ratifications and otherwise exercise the rights of a shareholder in respect of the Pledged Shares after the occurrence and during the continuation of an Event of Default, and each Borrower grants Agent an irrevocable proxy to vote and give such consents, waivers and ratifications.

Section 8.03 Agent’s Liability for Collateral. So long as Agent complies with its obligations, if any, under the Code, neither Agent nor Lenders shall in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral; (ii) any loss or damage thereto occurring or arising in any manner of fashion from any cause other than Agent’s or such Lender’s gross negligence or willful misconduct; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

Section 8.04 Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Agent at the time of, or received by Agent after, the occurrence of an Event of Default hereunder), subject to the Subordination Agreement, shall be paid to and applied as follows: (i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Agent or Lenders; (ii) Second, to the payment to Lenders pro rata in accordance with the Advance Percentages of the amounts then owing or unpaid on the Notes, including each payment scheduled to be made under Sections 1.02(b), 1.02(c) and 1.02(d) of this Loan Agreement; (iii) Third, to the payment of other amounts then payable to Agent or Lenders under any of the Transaction Documents; and (iv) Fourth, to the payment of the surplus, if any, to Borrowers, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same. In the event that, notwithstanding the foregoing, proceeds and/or avails of the Collateral, shall be received by a Lender in excess of its ratable share, then the portion of such payment or distribution in excess of such Lender’s ratable share shall be received by such Lender in trust for and shall be promptly paid over to the other Lenders ratably for application to the payments of amounts due to the other Lenders. Each Borrower recognizes that Agent may be unable to effect a public sale of all or a part of the Pledged Shares by reason of certain prohibitions contained in the Securities Act of 1933, as amended (“Act”), so that Agent may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Shares for their own account, for investment and without a view to the distribution or resale thereof. Each Borrower understands that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Shares were sold at public sales, and agrees that Agent has no obligation to delay the sale of any of the Pledged Shares for the period of time necessary (even if Agent would agree), to register such securities for sale under the Act. Each Borrower agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

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Section 8.05 Reinstatement of Rights. If Agent shall have proceeded to enforce any right under this Loan Agreement or any other Transaction Document by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then and in every such case (unless otherwise ordered by a court of competent jurisdiction), Agent shall be restored to its former position and its rights hereunder with respect to the property subject to the security interest created under this Loan Agreement shall be reinstated.

Section 8.06 Agency for Perfection. Each Lender hereby appoints Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with the California Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Agent and each Lender hereby acknowledges that it holds possession or control of any such Collateral for the benefit of the Agent as secured party. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent’s request therefor shall deliver possession or control of such Collateral to the Agent or in accordance with the Agent’s instructions. Each Borrower, by its execution and delivery of this Loan Agreement, hereby consents to the foregoing.

Article 9. MISCELLANEOUS.

Section 9.01 Modifications, Amendments or Waivers. The provisions of any Transaction Document may be modified, amended or waived only by a written instrument signed by the Agent, the Borrower party thereto, and the Required Lenders.

Section 9.02 No Implied Waivers; Cumulative Remedies; Writing Required. No delay or failure of Agent or any Lender in exercising any right, power or remedy hereunder shall affect or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder of Agent and the Lenders are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Agent or any Lender of any breach or default under this Loan Agreement or any such waiver of any provision or condition of this Loan Agreement must be in writing and shall be effective only in the specified instance and to the extent specifically set forth in such writing.

Section 9.03 Reimbursement. Borrowers shall reimburse (A) Agent for all costs and expenses, including without limitation, reasonable attorneys’ fees and disbursements, expended or incurred in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (i) the amendment and enforcement of the Transaction Documents, including without limitation during any workout, attempted workout and/or in connection with the rendering of legal advice as to Agent’s or Lenders’ rights, remedies and obligations under the Transaction Documents, and (B) Agent and Lenders for all costs and expenses, including without limitation, reasonable attorneys’ fees and disbursements, expended or incurred in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (i) collecting any sum which becomes due Agent or Lender under any Transaction Document, (ii) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal in connection with the enforcement of the Agent’s or any Lender’s rights under the Transaction Documents, or (iii) the protection, preservation or enforcement of any rights of Agent or Lender. For the purpose of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery, (3) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation, any activity taken to collect or enforce any judgment. All of the foregoing costs and expenses shall be payable by Borrowers upon demand by Agent, and if not paid within thirty (30) days of presentation of invoices shall bear interest at the highest applicable Default Rate.

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Section 9.04 Indemnification. Each Borrower agrees upon demand to pay or reimburse Agent and the Lenders for all liabilities, obligations and out-of-pocket expenses, including reasonable fees and expenses of counsel for Agent and the Lenders, from time to time arising in connection with the enforcement or collection of sums due under the Transaction Documents. Each Borrower shall indemnify, reimburse and hold Agent and the Lenders and their permitted assigns, each of Agent’s, Lenders’ or their permitted assigns’ partners, and each of their respective successors, assigns, agents, officers, directors, shareholders, servants, agents and employees harmless from and against all liabilities, losses, damages, actions, suits, demands, claims of any kind and nature (including claims relating to environmental discharge, cleanup or compliance), all costs and expenses whatsoever to the extent they may be incurred or suffered by such indemnified party in connection therewith (including reasonable attorneys’ fees and expenses), fines, penalties (and other charges of applicable governmental authorities), licensing fees relating to any item of Collateral, damage to or loss of use of property (including consequential or special damages to third parties or damages to a Borrower’s property), or bodily injury to or death of any person (including any agent or employee of such Borrower) (each, a “Claim”), directly or indirectly relating to or arising out of the use of the proceeds of the Advance, including acquisition, use, ownership, operation, possession, control, storage, return or condition of any item of Equipment constituting Collateral (regardless of whether such item of Equipment is at the time in the possession of a Borrower), the falsity of any representation or warranty of a Borrower or a Borrower’s failure to comply with the terms of this Loan Agreement or any other Transaction Document. The foregoing indemnity shall cover, without limitation, (i) any Claim in connection with a design or other defect (latent or patent) in any item of Equipment constituting Collateral, (ii) any Claim for infringement of any patent, copyright, trademark or other intellectual property right, (iii) any Claim resulting from the presence on or under or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials from any item of Equipment financed by an Advance or constituting Collateral, including any Claims asserted or arising under any Environmental Law, or (iv) any Claim for negligence or strict or absolute liability in tort; provided, however, that Borrowers shall not indemnify Agent or any Lender for any liability incurred by such Person as a direct and sole result of that Person’s gross negligence or willful misconduct. Such indemnities shall continue in full force and effect, notwithstanding the expiration or termination of this Loan Agreement. At the election of any indemnified Person, each Borrower shall defend such Person using legal counsel satisfactory to such Person, at the sole cost and expense of such Borrower. No Borrower shall settle or compromise any Claim against or involving Agent or any Lender without first obtaining such Person’s written consent thereto, which consent shall not be unreasonably withheld. The obligations in this Section 9.04 shall survive payment of all other Obligations until all applicable statute of limitation periods with respect to actions that may be brought against Agent or Lenders have run. All amounts owing under this Section 9.04 shall be paid within thirty (30) days after written demand.

Section 9.05 Limitation on Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LOAN AGREEMENT OR ANYWHERE ELSE, EACH BORROWER AGREES THAT IT SHALL NOT SEEK FROM AGENT OR ANY LENDER UNDER ANY THEORY OF LIABILITY (INCLUDING ANY THEORY IN TORTS), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES.

Section 9.06 Disbursements and Payments.

(a)	Disbursements. Lenders shall disburse each Advance to Parent according to the following account and wire transfer instructions, or to such other account as may be designated in writing by Parent to Agent in accordance with Section 5.05 hereof:

Credit: Bank Name: Bank Address: Account Number: ABA Routing Number: Reference:	Zipcar, Inc. Silicon Valley Bank 3003 Tasman Drive, Santa Clara, CA 95054 3300614729 121140399 Pinnacle Advance

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(b)	Regularly Scheduled Payments. All regularly scheduled payments due to Agent shall be effected by automatic debit of the appropriate funds from Parent’s Primary Operating Account set forth below, as such account may be changed from time to time at Parent’s discretion by notice to Agent in accordance with Section 5.05 hereof:

Account Holder:	Zipcar, Inc.
Bank Name:	Silicon Valley Bank
Bank Address:	3003 Tasman Drive, Santa Clara , CA 95054
Account Number:	3300614729
ABA Routing Number:	121140399

(c)	Other Payments. All payments to Agent other than regularly scheduled payments may be made via wire transfer as follows:

Wire Transfer Payment

Credit:	Pinnacle Ventures L.L.C.
Bank Name:	Wells Fargo Bank
Bank Address:	400 Hamilton Avenue, Palo Alto, CA 94301
Account Number:	4121157903
ABA Routing Number:	121000248
Reference:	Zipcar, Inc.

Section 9.07 Notices. All notices and other communications given to or made upon any party hereto in connection with this Loan Agreement shall be in writing and (except for financial statements and other informational documents which may be sent by email) shall be delivered by certified mail, postage prepaid, return receipt requested, by a nationally recognized overnight courier, or by prepaid facsimile or personally delivered to the respective parties, as follows:

Borrowers:	ZIPCAR, INC.
25 First Street, 4th Floor
Cambridge, MA 02141
Telephone: (617) 995-4233
Telefascimile: (617) 417-7413
Attention: Edward Goldfinger, Chief Financial Officer

With a copy to

Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6000
Telefacsimile : (617) 526-5000
Attention: John Chory, Esq.

Agent:	PINNACLE VENTURES, L.L.C.
130 Lytton Avenue, Suite 220
Palo Alto, CA 94301
Telephone: (650) 926-7800
Telecopier: (650) 926-7801
Email: rsavoie@pinnacleventures.com
Attention: Chief Operating Officer

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or in accordance with any subsequent written direction from either party to the other. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received; or in the case of delivery by messenger or overnight delivery service, when left at the appropriate address.

Section 9.08 Lenders and Allocations of Advances. Notwithstanding anything herein to the contrary, each Lender severally commits to make such Lender’s Advance Percentage of each Advance. No Lender shall have liability for the commitment to make Advances of any other Lender; provided however. Agent shall make its best commercially reasonable efforts to ensure that each Advance request is fully funded regardless of each Lender’s funding of its respective Advance Percentage. Each Borrower agrees that by notice to such Borrower, Agent may reallocate the Advance Percentages among the Lenders or among the Lenders and other investment funds affiliated with Agent. Whether or not specified in any provision of this Loan Agreement, all references to Agent in this Loan Agreement shall mean Agent for the benefit of the Lenders unless the context otherwise requires.

Section 9.09 Severability. If any provision of any Transaction Document is held invalid or unenforceable to any extent or in any application, the remainder of such Transaction Document and all other Transaction Documents, or the application of such provision to different Persons or circumstances or in different jurisdictions, shall not be affected thereby.

Section 9.10 Reliance by Agent and the Lenders. All covenants, agreements, representations and warranties made herein by a Borrower shall be deemed to be material to and have been relied upon by Agent and the Lenders, notwithstanding investigation by Agent.

Section 9.11 No Set-Offs by Borrowers. All sums payable by Borrowers pursuant to this Loan Agreement or any of the other Transaction Documents shall be payable without notice or demand (except as otherwise specifically provided in the Transaction Documents) and shall be payable without set-off or reduction of any manner whatsoever.

Section 9.12 Survival. All representations, warranties, covenants and agreements of Borrowers contained herein or made in writing in connection herewith shall survive the execution and delivery of the Transaction Documents, the making of Advances hereunder, the granting of security and the issuance of the Notes.

Section 9.13 Confidentiality. Agent and the Lenders agree to hold non-public information received in confidence and shall not disclose such information to third parties except to their employees, members, partners or the partners of its affiliated investment funds, their lenders, and professional advisors to the foregoing, including attorneys and accountants, and others under a similar duty of confidentiality, and who agree to hold such information in confidence on the terms hereof, and as Agent may deem necessary in its reasonable judgment to satisfy its legal obligations or to enforce Agent’s or Lenders’ rights under any Transaction Document. Lenders may use a Borrower’s corporate logo and name for promotional and marketing purposes on Lenders’ website and printed promotional materials without prior written consent by any Borrower.

Section 9.14 Choice of Law and Venue; Jury Trial Waiver. THIS LOAN AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH BORROWER, AGENT AND THE LENDERS HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE NORTHERN DISTRICT OF CALIFORNIA. EACH BORROWER, AGENT AND THE LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.

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Section 9.15 Successors and Assigns. This Loan Agreement and the other Transaction Documents shall be binding upon and inure to the benefit of Agent and the Lenders, all future holders of the Note, Borrowers and their respective successors and permitted assigns, except that no Borrower may assign or transfer its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Agent. Agent or Lenders may assign all or any portion of their rights hereunder and under one or more Notes to any of its affiliated investment funds or to any one or more financial institutions or funds or an agent or trustee for such financial institutions or funds (an “Assignee”) and may sell to any of its affiliated investment funds or to any one or more financial institutions or funds or an agent or trustee for such financial institutions or funds (a “Participant’) participation interests in Agent’s or Lenders’ rights hereunder and under one or more Notes, provided that any such funds, institution and/or agent or trustee therefore sign a Subordination Agreement in form and substance acceptable to Lighthouse Capital Partners. Agent and the Lenders may disclose the Transaction Documents and any other financial or other information relating to a Borrower or any Subsidiary of a Borrower to any potential Assignee or Participant, provided that such Participant agrees to protect the confidentiality of such documents and information using the same measures that it uses to protect its own confidential information.

Section 9.16 Counterparts. This Loan Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 9.17 Further Assurances. Each Borrower will, at its own expense, from time to time do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, transfers and assurances, and all financing and continuation statements and similar notices, reasonably necessary or proper for the perfection of the security interest being herein provided for in the Collateral, whether now owned or hereafter acquired.

Section 9.18 Entire Agreement. This Loan Agreement and each of the other Transaction Documents, taken together, constitute and contain the entire agreement of Borrowers, Agent and the Lenders and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

Section 9.19 Equity Investment. Parent shall permit Agent and the Lenders, at their option, to purchase in Parent’s next round of private equity financing the securities sold in such equity financing at the same price and on the same terms as paid and received by the lead investor of the equity financing in an aggregate amount of up to the lesser of $1,000,000 or five percent (5%) of the aggregate amount of the equity financing. Parent agrees that it shall notify Agent promptly upon the execution by Parent of a term sheet or letter of intent setting forth the terms and conditions of such financing, and provide a copy of such term sheet along with the pro forma capitalization table within ten (10) days of the execution and delivery by all parties thereto. Agent and the Lenders may assign this right of purchase to their Affiliates.

Article 10. CO-BORROWERS

Section 10.01 Primary Obligation, This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Agent and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Advances were advanced to such Borrower. Agent may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation disbursement and/or advance request forms.

Section 10.02 Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Agent may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

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Section 10.03 Borrowers as Agents. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of all Borrowers, to act as disbursing agent for receipt of any Advance on behalf of each Borrower and to apply to Agent on behalf of each Borrower for Advances, any waivers and any consents. This authorization cannot be revoked, and Agent need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.

Section 10.04 Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, until the Obligations (other than inchoate indemnity obligations) are repaid, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Agent under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Transaction Documents and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Transaction Documents. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Agent and such payment shall be promptly delivered to Agent for application to the Obligations, whether matured or unmatured.

Section 10.05 Waivers of Notice. Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default except as set forth herein; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Agent’s failure at any time to require strict performance by any Borrower of any provision of the Transaction Documents shall not waive, alter or diminish any right of Agent thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Agent from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Agent that changes the scope of the Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against Agent any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Agent with respect to the Obligations in any manner or whatsoever.

Section 10.06 Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

Section 10.07 Right to Settle, Release.

(a)	The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Agent may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

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(b)	Without notice to any Borrower and without affecting the liability of any Borrower hereunder, but subject to Section 9.01 hereof, Agent may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

Section 10.08 Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Agent to effect and to give notice of such subordination.

Article 11. DEFINITIONS.

All terms defined in the Code shall have the respective meanings specified in the Code. In addition, for purposes of this Loan Agreement the following capitalized terms shall have the meanings set forth below:

“Advance” shall have the meaning set forth in Section 1.01 of this Loan Agreement.

“Advance Percentage” shall mean, with respect to a Lender, the percentage of each Advance specified opposite such Lender’s name on Schedule 1 hereto.

“Affiliate” shall mean any Person that controls or is controlled by or is under common control with such Persons or any Affiliate of such Persons and each of such Person’s officers, directors, members, joint venturers or partners. When used with respect to a Lender, Affiliate shall also include any Affiliate of Agent.

“Borrower’s Books” shall mean all of a Borrower’s books and records including without limitation: ledgers; records concerning such Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Parent’s Primary Operating Account” shall have the meaning set forth in Section 5.05 of this Loan Agreement.

“Business Day” shall mean any day on which commercial banks are not authorized or required to close in San Francisco, California.

“Closing” shall mean the date, time and place as the parties may agree for the execution of this Loan Agreement.

“Code” shall mean the Uniform Commercial Code as in effect from time to time in the state of California.

“Collateral” shall mean property described on Exhibit B attached hereto.

“Commitment” shall have the meaning set forth in Section 1.01 of this Loan Agreement.

“Contractual Obligation” of any Person shall mean, any indenture, note, security, deed of trust, mortgage, security agreement, lease, guaranty, instrument, contract, agreement or other form of obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

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“Copyrights” shall mean any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default” shall mean any event or circumstance not yet constituting an Event of Default but which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall mean, as of any date of determination, an interest rate per annum equal to five percent (5%) in excess of the rate per annum otherwise applicable on such date.

“Environmental Laws” shall mean all Requirements of Law relating to the protection of human health or the environment, including, without limitation, (i) all Requirements of Law, pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of hazardous materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature; and (ii) all Requirements of Law pertaining to the protection of the health and safety of employees or the public.

“Equipment” shall mean all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.

“Equity Securities” of any Person shall mean (i) all common stock, preferred stock, participations, shares, partnership interests, membership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (ii) all warrants, options and other rights to acquire any of the foregoing.

“Event of Default” shall have the meaning set forth in Article 7 of this Loan Agreement.

“Event of Loss” shall have the meaning set forth in Section 5.11 (a) of this Loan Agreement.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of operations, retained earnings and cash flow of such Person for such period, and balance sheets of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding fiscal year, all prepared in reasonable detail and in accordance with generally accepted accounting principles, except in the case of unaudited Financial Statements, for the absence of footnotes and normal year-end adjustments. Unless otherwise indicated, each reference to Financial Statements of any Person shall be deemed to refer to Financial Statements prepared on a consolidated basis.

“Funding Date” shall mean any date on which an Advance is made to or on account of a Borrower under this Loan Agreement.

“Funding Termination Date” shall have the meaning set forth in Section 1.01 of this Loan Agreement.

“Governmental Authority” shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

“Increased Total Financing Amount” means the Total Financing Amount as of any measurement date under any Vehicle lease and/or financing arrangement (that is (x) then existing and in force, and (y) that was established during a calendar year prior to such measurement date) minus the Original Total Financing Amount under any such Vehicle lease and/or financing arrangement. If the calculation of the Increased Total Financing Amount with respect to any Vehicle lease and/or financing arrangement results in a number less than zero, then the Increased Total Financing Amount with respect to such Vehicle lease and/or financing arrangement shall equal zero.

“Indebtedness” of any Person shall mean and include the aggregate amount of, without duplication (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (iv) all obligations under capital leases of such Person, (v) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (vi) all guaranties of such Person of the obligations of another Person, (vii) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property), (viii) net exposure under any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered to in connection with a bona fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis, and (ix) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

“Intellectual Property” means, collectively, all rights, priorities and privileges of the Borrowers relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by a Borrower, or in which a Borrower now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, all Copyrights, Patents, Trademarks, all amendments, extensions, renewals of any Copyright, Trademark or Patent, all licenses or other rights to use any Copyrights, Trademarks or Patents, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, all intellectual property rights in computer software and computer software products, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, design rights, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials, records, any and all claims for damages by way of past, present and future infringement of any of the rights above including the right to sue for and collect damages for such infringement.

“Inventory” shall mean all present and future inventory in which a Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of a Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and such Borrower’s Books relating to any of the foregoing.

“Investment” shall mean the purchase or acquisition of any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or the extension of any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person.

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“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim on any of Borrower’s property, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement and capital lease or other title retention agreement.

“Loan Agreement” shall mean this Loan and Security Agreement, as amended, restated or otherwise modified from time to time.

“Management Rights Agreement” shall mean a management rights agreement entered into by the Borrowers and Agent contemporaneously with the execution of this Loan Agreement.

“Mask Works” shall mean all mask works or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired.

“Material Adverse Effect” shall mean a material adverse effect on (i) the Borrowers’ financial condition taken as a whole; (ii) the ability of Borrowers to pay or perform the respective Obligations in accordance with the terms of this Loan Agreement and the other Transaction Documents; or (iii) the Collateral.

“Note” shall mean a promissory note or notes of Borrowers substantially in the form attached as Exhibit A hereto.

“Obligations” shall mean and include all loans, advances, debts, liabilities, and obligations, including, without limitation, the noncancelable obligation to make each payment scheduled to be made under Sections 1.02(b), 1.02(c) and 1.02(d) (subject to 1.02(e)), howsoever arising, owed by Borrowers to Lenders of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Loan Agreement or the other Transaction Documents (except for any Warrants, registration rights agreement(s) or the Management Rights Letter to which the Agent or any Lender is a party), including, without limitation, all interest, fees, charges, expenses, reasonable attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Borrowers hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Original Total Financing Amount” shall mean the Total Financing Amount of any Vehicle lease and/or financing arrangement as in effect on the date that such lease and/or financing arrangement was established with the lessor and/or lender.

“Patents” shall mean all patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Date” shall have the meaning set forth in Section 1.02(b) of this Loan Agreement.

“Permitted Indebtedness” shall mean: (i) Indebtedness of Borrowers in favor of Lenders arising under this Loan Agreement or any other Transaction Document; (ii) unsecured trade debt incurred in the ordinary course of Borrowers’ business; (iii) Indebtedness secured by clauses (ii), (v), (vi), (vii) and (xiii) of Permitted Liens; (iv) Indebtedness of a Borrower or any Subsidiary to another Borrower or any Subsidiary in the ordinary course of business and/or between the Borrowers; (v) security deposits and similar obligations securing performance in favor of landlords, lenders and lessors and reimbursement obligations in connection with letters of credit in favor of landlords, lenders and lessors in the ordinary course of business in an amount not to exceed the Threshold Amount; (vi) guarantees of a Subsidiary’s obligations by Parent in the ordinary course of business; (vii) Indebtedness under a credit facility with Lighthouse Capital Partners, Inc. or its Affiliates, not to exceed the principal amount of $10,000,000; (viii) Subordinated Debt; (ix) Indebtedeness in

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connection with Vehicle leases and Vehicle financing arrangements; and (x) extensions, refinancing, modifications, amendments and restatements of any items of Permitted Indebtedness above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or a Subsidiary, as the case may be. Notwithstanding the foregoing, the aggregate principal amount of Indebtedness outstanding under the Lease Financing Agreement - Daily Rental dated August 3, 2007 between Flexcar and DaimlerChrylser Financial Services Americas LLC shall not exceed $1,000,000 while the Obligations are outstanding.

“Permitted Investments” shall mean: (i) Investments existing at Closing disclosed on Schedule 2; (ii) (A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (B) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (C) certificates of deposit maturing no more than one (1) year from the date of investment therein; (iii) temporary advances to cover incidental expenses in the ordinary course of business; (iv) investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrowers’ industry and which do not require a Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or require Borrowers to transfer ownership of non-cash assets to such joint venture or other entity; (v) Investments consisting of (A) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business not to exceed $100,000; and (B) non-cash loans to employees, officers or directors relating to the purchase of equity securities of a Borrower pursuant to employee stock purchase plans or arrangements approved by a Borrower’s board of directors; (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (vii) Investments consisting of notes receivable or, prepaid royalties and other credit obligations to or from customers and suppliers who are not Affiliates, in the ordinary course of business; (viii) Investments by any Borrower or Subsidiary in any other Borrower or Subsidiary in the ordinary course of business; and (ix) Investments referred to in clause (v) of the definition of Permitted Indebtedness (without duplication of such amounts).

“Permitted Liens” shall mean and include: (i) Liens in favor of Agent; (ii) Liens existing at Closing and disclosed on Schedule 2; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not imminently jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of such entity on which such entity is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; (v) Liens securing Indebtedness under a formula-based accounts receivable line of credit in an aggregate principal amount not to exceed $5,000,000, provided such Indebtedness is secured solely by the accounts receivable financed thereunder (Agent shall execute documents and take actions to subordinate or to release Agent’s security interest in such property as requested by such third-party lender); (vi) Liens upon or in any Vehicles (and the proceeds of the sale thereof) acquired or held by such entity to secure the purchase price of such Vehicles or Indebtedness incurred solely for the purposes of financing such Vehicles or with respect to Vehicle lease obligations; (vii) Liens upon or in any equipment (and including any accessions, attachments, replacements, improvements or proceeds thereto) acquired or held by such entity to secure the purchase price of such equipment or Indebtedness incurred solely for the purposes of financing such equipment or capital lease obligations in an aggregate amount not to exceed $2,000,000; (viii) licenses or sublicenses of intellectual property granted in the ordinary course of business; (ix) banker’s Liens, rights of setoff and similar Liens incurred on deposit and securities accounts of such entities for fees due on such accounts made in the ordinary course of business; (x) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (xi) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; (xii) Liens securing security deposits and other deposits securing the performance in favor of landlords, lenders and lessors and Liens securing reimbursement obligations in connection with letters of credit in favor of landlords, lenders and

26.

lessors in the ordinary course of business; (xiii) Liens securing reimbursement obligations with respect to self insurance; (xiv) Liens securing Indebtedness to Lighthouse Capital Partners, Inc. or its Affiliates, not to exceed the principal amount of $10,000,000, and (xv) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described above but any extension, renewal or replacement Lien must be limited to the property originally encumbered by the existing Lien and the principal amount of any Indebtedness associated therewith may not increase.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority.

“Release Amount” means an amount equal to the amount of security deposits and/or cash collateral released to Borrower as a direct result of the Total Financing Amount of a Vehicle lease and/or financing arrangement being decreased from its Original Total Financing Amount, such that the “Increased Total Financing Amount” is a negative number.

“Requirement of Law” applicable to any Person shall mean (i) the articles or certificate of incorporation, bylaws or other governing documents of such Person, (ii) any Governmental Rule applicable to such Person, (iii) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and (iv) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Required Lenders” the holders of more than 50% of the outstanding loans hereunder.

“Subordinated Debt” shall mean any debt incurred by a Borrower that is subordinated to the debt owing by Borrowers to Lenders on terms acceptable to Lenders (and identified as being such by Borrowers and Lenders).

“Subordination Agreement” shall mean that certain subordination agreement by and between Lighthouse Capital Partners VI, L.P., the Agent and the Lenders dated as of the date hereof, as it may be amended, modified, supplemented and replaced from time to time,

“Subsidiary” of any Person shall mean (i) any corporation of which more than fifty percent (50%) of the issued and outstanding equity securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (ii) any partnership, joint venture, or other association of which more than fifty percent (50%) of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other subsidiaries and (iii) any other Person included in the financial statements of such Person on a consolidated basis. Any reference to a Subsidiary without designation of the ownership of such Subsidiary shall be deemed to refer to a Subsidiary of a Borrower.

“Tax” or “Taxes” shall mean any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed, including interest, penalties, additions to tax and any similar liabilities with respect thereto; except that, in the case of a Lender, there shall be excluded (i) taxes that are imposed on the overall net income or net profits (including franchise taxes imposed in lieu thereof) (a) by the United States, (b) by any other Governmental Authority under the laws of which such Lender is organized or has its principal office or maintains its applicable lending office, or (c) by any jurisdiction solely as a result of a present or former connection between such Lender and such jurisdiction (other than any such connection

27.

arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any of the Transaction Documents), and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Lender is located.

“Threshold Amount” means: (i) for calendar year 2009, an amount not to exceed ten million dollars ($10,000,000); (ii) for calendar year 2010, an amount not to exceed ten million dollars ($10,000,000) plus (A) thirty percent (30%) of the aggregate Total Financing Amount of all Vehicle leases and/or financing arrangements established during 2010, plus (B) thirty percent (30%) of the Increased Total Financing Amount of all applicable Vehicle leases and/or financing arrangements, minus (C) the aggregate of any Released Amount in 2010; (iii) for calendar year 2011, an amount not to exceed ten million dollars ($10,000,000) plus (A) thirty percent (30%) of the aggregate Total Financing Amount of all Vehicle leases and/or financing arrangements established during 2010 and 2011 (and not terminated and fully repaid), plus (B) thirty percent (30%) of the Increased Total Financing Amount of all applicable Vehicle leases and/or financing arrangements, minus (C) the aggregate of any Released Amount in 2011; and (iv) for calendar year 2012, an amount not to exceed ten million dollars ($10,000,000) plus (A) thirty percent (30%) of the Total Financing Amount of all Vehicle leases and/or financing arrangements established during 2010, 2011, and 2012 (and not terminated and fully repaid) with respect to Vehicle leases and finance agreements, plus (B) thirty percent (30%) of the Increased Total Financing Amount of all applicable Vehicle leases and/or financing arrangements, minus (C) the aggregate of any Released Amount in 2012. In no event shall the Threshold Amount be less than $10,000,000.

“Total Financing Amount” means the maximum capitalized cost and/or maximum principal amount of leases and/or financing arrangements, as applicable, made available or anticipated to be made available to Borrower under the applicable Vehicle lease or financing agreement.

“Trademarks” shall mean any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrowers connected with and symbolized by such trademarks.

“Transaction Documents” shall mean, collectively, the Loan Agreement, the Notes, the Management Rights Agreement, the Warrants and the other documents executed in connection herewith.

“Vehicle” or “Vehicles” shall mean all motor vehicles and trailers, and all equipment subject to a Vehicle lease or financing agreement, and all accessories, parts and equipment attached to or used in connection with such motor vehicle, trailer or equipment, and all additions, repairs, attachments, accessions, betterments, substitutions, improvements and replacements thereto.

“Warrant” shall mean a warrant or warrants to purchase capital stock of Parent issued by Parent to an Affiliate of Lenders contemporaneously with the execution of this Loan Agreement.

“Zipcar UK” shall mean Zipcar (UK) Limited, a company organized under the laws of England and Wales and a wholly-owned Subsidiary of Parent.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

28.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first written above.

AGENT:

PINNACLE VENTURES, L.L.C.,

a Delaware limited liability company

By:	/s/ Robert N. Savoie
Robert N. Savoie Chief Operating Officer

LENDERS:

PINNACLE VENTURES Il-A (SUB), L.P.,

a Delaware limited partnership

PINNACLE VENTURES Il-B, L.P.,

a Delaware limited partnership

PINNACLE VENTURES Il-C, L.P.,

a Delaware limited partnership

PINNACLE VENTURES II-R (SUB), L.P.,

a Delaware limited partnership

PINNACLE VENTURES DEBT FUND Ill-A (SUB), L.P.,

a Delaware limited partnership

PINNACLE VENTURES DEBT FUND III, L.P.,

a Delaware limited partnership

By:	Pinnacle Ventures Management II, L.L.C., their general partner

By:	/s/ Robert N. Savoie
Robert N. Savoie Chief Operating Officer

29.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first written above.

BORROWERS:

ZIPCAR, INC., a Delaware corporation		ZIPCAR ON CAMPUS, INC., a Delaware corporation

By:	/s/ Scott Griffith	By:	/s/ Scott Griffith
	Scott Griffith Chairman and Chief Executive Officer		Scott Griffith President

ZIPCAR NEW YORK, INC., a Delaware corporation		MOBILITY, INC., a Washington corporation

By:	/s/ Scott Griffith	By:	/s/ Scott Griffith
	Scott Griffith President		Scott Griffith President

ZIPCAR WASHINGTON, INC., a Delaware corporation		FLEXCAR ATLANTA LLC, a Delaware limited liability company

By:	/s/ Scott Griffith	By:	/s/ Mark Norman
	Scott Griffith President		Mark Norman Director

ZIPCAR CALIFORNIA, INC., a Delaware corporation

By:	/s/ Scott Griffith
Scott Griffith President

29.

SCHEDULE 1

Lender	Advance Percentage
PINNACLE VENTURES II-A (SUB), L.P.	1.0%
PINNACLE VENTURES II-B, L.P.	42.0%
PINNACLE VENTURES II-C, L.P.	3.5%
PINNACLE VENTURES II-R (SUB), L.P.	3.5%
PINNACLE VENTURES DEBT FUND III-A (SUE 3), LP.	3.0%
PINNACLE VENTURES DEBT FUND III, L.P.	47.0%
TOTAL	100,0%

SCHEDULE 2

Disclosure Schedule to Loan and Security Agreement

Deposit and Securities Accounts

1. Account Owner: Zipcar, Inc.

Bank Name: Barclays (fka Lehman Brothers)

Address: 125 High Street

City, State, Zip: Boston, MA 02110

Phone: 877-535-9267

Type of Account: Financial Resource Account

Account number: 834-76102

2. Account Owner: Zipcar, Inc.

Bank Name: Silicon Valley Bank

Address: 3003 Tasman Drive

City, State, Zip: Santa Clara, CA 95054

Phone: (408) 654-7400

Type of Account: Checking

Account number: 3300614729

3. Account Owner: Mobility, Inc.

Bank Name: Bank of America

Address: 800 Fifth Avenue, Floor 36

City, State, Zip: Seattle, WA 98104

Phone: (206)358-0586

Type of Account: restricted cash pledged to Bank of America to secure letters of credit number

3077144 issued to Union Leasing

Account number: 22289388

4. Account Owner: Mobility, Inc.

Bank Name: Bank of America

Address: 800 Fifth Avenue, Floor 36

City, State, Zip: Seattle, WA 98104

Phone: (206) 358-0586

Type of Account: restricted cash pledged to Bank of America to secure letters of credit number 3081863 issued to Gelco Corporation (GE Leasing)

Account number: 22298407

5. Account Owner: Zipcar, Inc.

Bank Name: KeyBank

Address: 4910 Tiedeman Rd.

City, State, Zip: Cleveland, OH 44144

Phone: 216-813-3692

Type of Account: restricted cash account

Account number: S312163

6. Account Owner: Zipcar, Inc.

Bank Name: Silicon Valley Bank

Address: 3003 Tasman Drive

City, State, Zip: Santa Clara, CA 95054

Phone: (408) 654-7400

Type of Account: Checking

Account number: 3300619112

7. Account Owner: Zipcar, Inc.

Bank Name: Silicon Valley Bank

Address: 3003 Tasman Drive

City, State, Zip: Santa Clara, CA 95054

Phone: (408) 654-7400

Type of Account: Investment

Account number: 48605641

8. Account Owner: Zipcar Canada Inc.

(Investment Account – Canadian Dollars)

Bank Name: Barclays (fka Lehman Brothers)

Address: 125 High Street

City, State, Zip: Boston, MA 02110

Phone: 877-535-9267

Type of Account: Foreign Exchange Account

Account number: 35881628

9. Account Owner: Zipcar Canada Inc.

(Checking Account)

Bank Name: Bank of Montreal

Address: 55 Floor Street West

City, State, Zip: Toronto ON M5X 1K7

Phone: (416)927-4464

Type of Account: Checking

Account number: 0389 1193-371

10. Account Owner: Zipcar (UK) Limited

(Investment Account – British Pounds)

Bank Name: Barclays (fka Lehman Brothers)

Address: 125 High Street

City, State, Zip: Boston, MA 02110

Phone: 877-535-9267

Type of Account: Foreign Exchange Account

Account number: 35881627

2.

11. Account Owner: Zipcar (UK) Limited

(Checking Account)

Bank Name: Barclays

Address: 50 Pall Mall

City, State, Zip: London, SW1A 1QA, UK

Phone: +44 (0) 7775 547609

Type of Account: Current

Account number: 70910597, Sort: 206759

12. Account Owner: Zipcar (UK) Limited

(Savings Account)

Bank Name: Barclays

Address: 50 Pall Mall

City, State, Zip: London, SW1A 1QA, UK

Phone: +44 (0) 7775 547609

Type of Account: Deposit

Account number: 00247987, Sort: 206759

13. Account Owner: Mobility, Inc.

Bank Name: Bank of America

Address: 800 Fifth Avenue, Floor 36

City, State, Zip: Seattle, WA 98104

Phone: (206)358-0586

Type of Account: restricted cash pledged to Bank of America to secure letters of credit number 3081863 issued to Donlen Corporation

Account number: 22293083

Note: accounts listed above do not include the escrow account established pursuant to that certain Escrow Agreement dated as of May 2006, as amended, by and among Goodwin Capital LLC, Gelco Corporation and the escrow agent party thereto.

Permitted Investments

Investments in the following Subsidiaries of the Parent:

•	Zipcar New York, Inc., a Delaware corporation, a wholly-owned subsidiary of Zipcar, Inc.

•	Zipcar Washington, Inc., a Delaware corporation, a wholly-owned subsidiary of Zipcar, Inc.

•	Zipcar California, Inc., a Delaware corporation, a wholly-owned subsidiary of Zipcar, Inc.

•	Zipcar on Campus, Inc., a Delaware corporation, a wholly-owned subsidiary of Zipcar, Inc.

•	Mobility Inc., a Washington corporation, is a wholly-owned subsidiary of Zipcar, Inc.

•	Flexcar Atlanta LLC, a Delaware limited liability company, an 85% owned subsidiary of Mobility, Inc.

•	Zipcar Canada, Inc., a company organized under the laws of Canada, a wholly-owned subsidiary of Zipcar, Inc.

•	Zipcar (UK) Limited, a corporation organized under the laws of England and Wales, a wholly-owned subsidiary of Zipcar, Inc.

3.

Permitted Liens

Existing Liens on the assets of the Borrowers evidenced by the financing statements described below:

DEBTOR:	ZIPCAR, INC.

JURISDICTION:	DELAWARE, SECRETARY OF STATE

Secured Party	Original Filing No.	Original Filing Date	Type	Collateral Summary
Gelco Corporation d/b/a	60646539	02/23/06	Original	Vehicles, Rent,
GE Fleet Services				Accounts and General
Intangibles relating to vehicles and proceeds

KeyBank National	64416707	12/18/06	Original	Accounts held at or by
Association				KeyBank National
Association, together with all rights, income, revenues, proceeds and profits therefrom,
including interest or
other payments, and all
bank deposit accounts,
investment property,
instruments and general
intangibles related
thereto and proceeds

HSH Nordbank AG,	20072671716	06/27/07	Original	Vehicles, Rent,
New York Branch and				Accounts and General
Gelco Corporation d/b/a				Intangibles relating to
GE Fleet Services				vehicles and proceeds

Donlen Trust	2009 0622982	02/25/09	Original	Vehicles, related
property and proceeds

4.

DEBTOR:	MOBILITY, INC.

JURISDICTION:	WASHINGTON, DEPARTMENT OF LICENSING

Secured Party	Original Filing No.	Original Filing Date	Type	Collateral Summary
Portland Leasing Company, LLC	2004-156-4108-3	06/04/04	Original	Mazda Miata 2002

Axis Capital, Inc.	2006-034-1314-0	02/03/06	Original	Equipment

Axis Capital, Inc.	2006-034-1313-3	02/03/06	Original	Equipment

US Bancorp	2006-039-2253-6	02/07/06	Original	Equipment

US Bancorp	2006-100-9510-0	04/10/06	Original	Equipment

Gelco Corporation d/b/a GE Fleet Services	2006-150-3969-7	05/30/06	Original	Accounts relating to Vehicles, Chattel Paper arising from Vehicles, Inventory consisting of Vehicles, Equipment consisting of Vehicles and General Intangibles relating to Vehicles, Products and Proceeds

US Bancorp	2006-235-2818-3	08/21/06	Original	Equipment

Subaru Acceptance Corp.	2007-170-7707-8	06/18/07	Original	Vehicle Collateral, and all instruments, deposit accounts, letter of credit rights, claims, contract rights and general intangibles, etc. relating to the Vehicle Collateral and proceeds

Inter-Tel Leasing Inc.	2007-199-6181-8	07/18/07	Original	Axxess Telephone System

DaimlerChrysler Financial Services Americas, LLC	2007-208-8698-8	07/27/07	Original	All vehicles, etc., proceeds, instruments, accounts, notes, general intangibles, claims, relating to the vehicles and proceeds

Chrysler Financial Services Americas, LLC	2009-008-5678-7	01/08/09	Amendment	Amendment to change Secured Party of record

5.

Secured Party	Original Filing No.	Original Filing Date	Type	Collateral Summary
US Bancorp	2007-222-2993-6	08/10/07	Original	Equipment

•

Cash or cash equivalents with Bank of America used to secure letters of credit in favor of GE Fleet, Donlen Corporation and Union Leasing in connection with leased vehicles in the aggregate principal amount of up to $3.25 million as of the date hereof

•	Cash or cash equivalents with Silicon Valley bank used to secure letter of credit in favor of Merchants Leasing in connection with leased vehicles - $1.25 million as of the date hereof

•	Cash or cash equivalents with Key Bank used to secure letter of credit in favor of GE Fleet in connection with leased vehicles - £100 thousand as of the date hereof

Bailees

Internap – MA

43 Thorndike St 1st floor

Cambridge MA 02141

(617) 374-4920

Internap–London, TeleCity c/o Internap

9 Harbour Exchange Square, Isle of Dogs, Docklands

London, E14 9GE

07799-864-241

Names used in past 5 years

CarShare Seattle, Inc.

Flexcar

Locations

Company Name:	Zipcar, Inc.
Address:	25 First Street, 4th Floor
City, State, Zip:	Cambridge, MA 02141
Phone:	(617) 995-4231

Company Name:	Zipcar, Inc.
Address:	191 Peachtree St. NE, Ste LWL01
City, State, Zip:	Atlanta, GA 30303
Phone:	(404) 817-3599

6.

Company Name:	Zipcar, Inc.
Address:	18 Tremont St. Suite 605
City, State, Zip:	Boston, MA 02108
Phone:	(617) 933-5070

Company Name:	Zipcar, Inc.
Address:	160 N. Wabash Ave.
City, State, Zip:	Chicago, IL 60601
Phone:	(312) 589-6300

Company Name:	Zipcar New York, Inc.
Address:	1265 Broadway, 2nd Floor
City, State, Zip:	New York, NY 10001-3536
Phone:	(646) 616-3688

Company Name:	Zipcar, Inc.
Address:	218 South Twelve Street
City, State, Zip:	Philadelphia, PA 19107
Phone:	(217) 735-3691

Company Name:	Mobility, Inc.
Address:	429 Forbes Av, Suite 1606
City, State, Zip:	Pittsburg, PA 15219
Phone:	(412) 475-5897

Company Name:	Mobility, Inc.
Address:	808 SW Third Av, Suite 480
City, State, Zip:	Portland, OR 97204
Phone:	(503) 328-3539

Company Name:	Zipcar, Inc.
Address:	191 2nd Street
City, State, Zip:	San Francisco, CA 94105
Phone:	(415) 495-7478

Company Name:	Mobility, Inc.
Address:	400 Yesler Way, Suite 600
City, State, Zip:	Seattle, WA 98104-9643
Phone:	(617) 995-4235

Company Name:	Zipcar, Inc.
Address:	403 8th St. NW
City, State, Zip:	Washington, DC 20004
Phone:	(202) 737-4900

7.

Company Name:	Zipcar (UK) Limited
Address:	167 Borough High Street
City, State, Zip:	London SE1 1HR England
Phone:	0207 940 7499

Company Name:	Zipcar Canada Inc.
Address:	147 Spadina Av, Suite 205
City, State, Zip:	Toronto ON M5V 2L7
Phone:	(416) 977-9008

Company Name:	Zipcar Canada Inc.
Address:	Suite 280, 601 W. Cordova
City, State, Zip:	Vancouver, BC V6B 1G1
Phone:	(604) 697-0550

Company Name:	Internap – MA
Address:	43 Thorndike St 1st floor
City, State, Zip:	Cambridge MA 02141
Phone:	(617) 374-4920

Company Name:	Internap–London, TeleCity c/o Internap
Address:	9 Harbour Exchange Square, Isle of Dogs, Docklands
City, State, Zip:	London, El4 9GE
Phone:	07799-864-241

Company Name:	Zipcar, Inc.
Address:	380 Union Street, First Floor
City, State, Zip:	Seattle, WA 98101
Phone:	(206) 682-0107
Fax:	(206) 682-1657

8.

EXHIBIT A

THE PAYMENT AND PERFORMANCE OBLIGATIONS OF BORROWERS AND THE RIGHTS AND REMEDIES OF THE AGENT AND LENDERS UNDER THIS NOTE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SUBORDINATION AGREEMENT DATED AS OF JUNE __, 2009 BY AND AMONG LIGHTHOUSE CAPITAL PARTNERS VI, L.P. AND PINNACLE VENTURES, L.L.C., AS AGENT ON BEHALF OF THE LENDERS.

SECURED PROMISSORY NOTE

$	Dated:

FOR VALUE RECEIVED, the undersigned, Zipcar, Inc., a Delaware corporation, (“Parent’), ZIPCAR NEW YORK, INC., a Delaware corporation (“Zipcar NY”), Zipcar Washington, Inc., a Delaware corporation (“Zipcar Washington”), Zipcar California, Inc., a Delaware corporation (“Zipcar California”), Zipcar On Campus, Inc., a Delaware corporation (“Zipcar on Campus”), Mobility Inc., d/b/a Flexcar, a Washington corporation (“Flexcar”), Flexcar Atlanta LLC, a Delaware limited liability company (“Flexcar Atlanta” and together with Parent, Zipcar NY, Zipcar Washington, Zipcar on Campus, and Flexcar, “Borrowers”), EACH HEREBY PROMISES TO PAY to the order of Pinnacle Ventures, L.L.C. (“Agent”) for the account of the Lenders the principal amount of Ten Million Dollars ($10,000,000) or such lesser amount as shall equal the aggregate outstanding principal balance of the Advance made by Agent on the date hereof to Borrowers pursuant to the Loan and Security Agreement referred to below (the “Loan Agreement”), plus all payments arising under Sections 1.02(b) (excluding the portion of the payments representing the original principal amount), 1.02(c) and 1.02(d) of the Loan Agreement with respect to such Advance, on the dates and in the amounts set forth in the Loan Agreement. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Loan Agreement.

Payments under this Note shall be made as follows:

Interim Payment on Funding Date:	$

Monthly payments of accrued interest on the first Business Day of each Month after the Funding Date	$ , commencing

36 monthly payments or principal and interest on the first Business Day of each Month, commencing [July 1, 2010]	$

Final Payment:	$ on [June 1, 2012

All other payments due under this Note or under the Loan Agreement shall be payable as and when specified in the Loan Agreement.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan and Security Agreement, dated as of June __, 2009, between Borrowers, Agent and the Lenders. This Note and the obligation of Borrowers to repay the unpaid principal amount of the Advance, interest on the Advance, premium, if any, and all other amounts due Agent and Lenders under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrowers shall pay all reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by Agent or any Lender in the enforcement or attempt to enforce any of Borrowers’ obligations hereunder not performed when due. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, each Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

ZIPCAR, INC., a Delaware corporation		ZIPCAR ON CAMPUS, INC., a Delaware corporation

By:		By:
	Scott Griffith Chairman and Chief Executive Officer		Scott Griffith President

ZIPCAR NEW YORK, INC., a Delaware corporation		MOBILITY, INC., a Washington corporation

By:		By:
	Scott Griffith President		Scott Griffith President

ZIPCAR WASHINGTON, INC., a Delaware corporation		FLEXCAR ATLANTA LLC, a Delaware limited liability company

By:		By:
	Scott Griffith President		Mark Norman Director

ZIPCAR CALIFORNIA, INC., a Delaware corporation

By:
Scott Griffith President

2.

EXHIBIT B

The Collateral shall consist of all right, title, interest, claims and demands of each Borrower in and to the following:

(a) All assets of the Borrower; all personal property of Borrower;

(b) All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

(c) All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

(d) All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Agent or others;

(e) All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

(f) All right, title and interest of Borrower, and all of Borrower’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

(g) All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Borrower’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

(h) All inventory, raw materials and work in progress wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY BORROWER TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO AGENT’S SECURITY INTEREST;

(i) All equipment and fixtures, NONE OF WHICH THE BORROWER IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF AGENT EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOAN AND SECURITY AGREEMENT BETWEEN BORROWER, AGENT AND LENDERS DATED AS OF June __, 2009, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

(j) All investment property, including securities and securities accounts;

(k) All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

(I) All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Borrower against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

NOTICE - PURSUANT TO AN AGREEMENT BETWEEN BORROWER, AGENT AND LENDERS, BORROWER HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH AGENT’S RIGHTS BY SUCH ENCUMBRANCE. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN BORROWER’S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, AGENT ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

Notwithstanding any of the foregoing, Collateral shall not under any circumstance include, and no security interest is granted in, (I) any capital stock of any Subsidiary of Borrower which Subsidiary is organized in any jurisdiction outside of the United States in excess of 65% of the voting securities of such Subsidiary, (II) any Vehicles owned or leased by any Borrower; (III) Borrower’s Intellectual Property; (IV) restricted cash or similar cash equivalents, to the extent that any applicable pledge, security or similar agreement restricts Borrower from granting a lien on such cash or cash equivalents; and (V) any of the Borrower’s rights under any lease or financing agreement with third parties permitted under the Loan and Security Agreement between Borrower, Agent and Lenders dated June     , 2009, as amended, to the extent such lease or financing agreement restricts the Borrower from granting a lien on Borrower’s rights thereunder. “Intellectual Property” means, collectively, all rights, priorities and privileges of the Borrower relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower, or in which Borrower now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (collectively, the “Copyrights”), all patents, patent applications and like protections, including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”), any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Borrower connected with and symbolized by such trademarks (collectively, the “Trademarks”), all amendments, extensions, renewals of any Copyright, Trademark or Patent, all licenses or other rights to use any Copyrights, Trademarks or Patents, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, all intellectual property rights in computer software and computer software products, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, design rights, knowledge, know-how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials, records, any and all claims for damages by way of past, present and future infringement of any of the rights above including the right to sue for and collect damages for such infringement; except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment.

2.

Exhibit C

Form of Joinder Agreement

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of [                    ], 20[    ], and is entered into by and between                                ., a                      corporation (“Subsidiary”), Pinnacle Ventures, L.L.C. (“Agent”), and the parties named as “Lenders” in the Loan Agreement (as defined below)

RECITALS

A. Subsidiary’s affiliate,                      (“Company”) has entered into that certain Loan and Security Agreement with Agent and Lenders, dated as of June     , 2009, and as amended from time to time (the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith; and

B. Subsidiary acknowledges and agrees that it will benefit both directly and indirectly from Company’s execution of the Loan Agreement and performance of its terms, and the other agreements executed and delivered in connection therewith.

AGREEMENT

NOW THEREFORE, Subsidiary and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.	By signing this Joinder Agreement, Subsidiary shall be bound by the terms and conditions of the Loan Agreement the same as if it were the Borrower (as defined in the Loan Agreement) under the Loan Agreement, with necessary changes, provided however, neither Agent nor Lender shall have duties, responsibilities, or obligations to Subsidiary arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith. Rather, to the extent that Agent or Lender has any duties, responsibilities, or obligations arising under or related to the Loan Agreement or the other agreements executed and delivered in connection therewith, those duties, responsibilities, or obligations shall flow only to Company and not to Subsidiary or any other person or entity. By way of example (and not an exclusive list): (a) Agent’s providing notice to Company in accordance with the Loan Agreement or as otherwise agreed between Company and Agent shall be deemed provided to Subsidiary; (b) a Agent’s providing the Advances to Company shall be deemed the Advance to Subsidiary; and (c) Subsidiary shall have no right to request the Advance or make any other demand on Agent or Lender.

3.	Subsidiary hereby grants and pledges to Agent on behalf of all Lenders a continuing security interest in all presently existing and hereafter acquired or arising Collateral of Subsidiary as set forth in Exhibit B to the Loan Agreement in order to secure prompt payment of any and all Obligations and in order to secure prompt performance by Borrowers of each of its covenants and duties under the Transaction Documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, subject to Permitted Liens, Notwithstanding termination of this Loan Agreement, Agent’s Lien on the Collateral shall remain in effect for so long as any Obligations (other than inchoate indemnity obligations) are outstanding.

SUBSIDIARY:	AGENT:

Pinnacle Ventures, L.L.C.

By:	By:

Name:	Name:

Title:	Title:

Exhibit D

THRESHOLD AMOUNT CALCULATION

The undersigned, to induce LIGHTHOUSE CAPITAL PARTNERS VI, L.P. (“Lender”), to extend or continue financial accommodations to ZIPCAR, INC., a Delaware corporation, ZIPCAR NEW York, Inc., a Delaware corporation, ZIPCAR WASHINGTON, INC., a Delaware corporation, ZIPCAR CALIFORNIA, INC., a Delaware corporation, ZIPCAR ON CAMPUS, INC., a Delaware corporation, MOBILITY INC., a Washington corporation, and FLEXCAR ATLANTA LLC, a Delaware limited liability company (collectively, the “Borrower”) pursuant to the terms of that certain Loan and Security Agreement dated June     , 2009, as amended from time to time (the “Loan Agreement’), hereby certifies that as of                     , 20     [the last day of the applicable calendar quarter]:

Vehicle Lease and Financing Arrangements as of                     :

Name of Lender/Lessor	Total Credit Line	Amount Available	Collateral Deposit

		TOTAL:	$

New (established in 20 __) Vehicle Lease and Arrangement as of                     :

Name of Lender/Lessor	Total Credit Line	Amount Available	Collateral Deposit

		TOTAL:	$

Other pledged cash or pledged amounts as of ____________________:

Name of Pledgee	Collateral Deposit

		TOTAL:	_______________

Borrower is in compliance with the definition of “Threshold Amount” as set forth in the Loan Agreement.

ZIPCAR, INC.

By:

Name:

Title:

2.

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of March 12, 2010 (this “Amendment”), is entered by and between Zipcar, Inc., a Delaware corporation, (“Parent”), Zipcar New York, Inc., a Delaware corporation (“Zipcar NY”), Zipcar Washington, Inc., a Delaware corporation (“Zipcar Washington”), Zipcar California, Inc., a Delaware corporation (“Zipcar California”), Zipcar On Campus, Inc., a Delaware corporation (“Zipcar on Campus”), Mobility Inc., d/b/a Flexcar, a Washington corporation (“Flexcar”), Flexcar Atlanta LLC, a Delaware limited liability company (“Flexcar Atlanta”), and Pinnacle Ventures, L.L.C. as agent (“Agent”) for the lenders that are parties hereto (such lenders, together with their respective successors and assigns are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and the Lenders. Parent, Zipcar NY, Zipcar Washington, Zipcar California, Zipcar on Campus, Flexcar and Flexcar Atlanta are sometimes referred to, individually, as a “Borrower” and collectively, as the “Borrowers”.

RECITALS

A. Agent and Lenders have entered into a Loan and Security Agreement, dated as of June 12, 2009, with Borrowers, as amended, modified, supplemented or restated from time to time (the “Loan Agreement”). Unless otherwise defined herein, terms capitalized herein and defined in the Loan Agreement shall have the meanings ascribed to them in the Loan Agreement.

B. Agent, Lenders, Borrowers, and Lighthouse Capital Partners VI, L.P. are parties to a Loan and Security Agreement of even date (as amended, modified, supplemented or restated from time to time, the “Junior Loan Agreement”). Agent, Lenders and Borrowers desire to set forth in this Amendment the amendment of the Agreement and their agreement as to certain matters.

AGREEMENT

The parties agree as follows:

1. Agent and Lenders consent to (i) the execution, delivery and performance by Borrowers of the Junior Loan Agreement and the Loan Documents, as defined in the Junior Loan Agreement, including the Stock Pledge Agreement (as amended, modified, supplemented or restated from time to time collectively, the “Junior Loan Documents”), (ii) the execution, delivery and performance by Borrowers and any Subsidiaries (including Zipcar Vehicle Financing LLC (“Zipcar Finance”) of any Special Purpose Financing Documents, including the Master Zipcar Finance Lease, the consummation and performance of any Special Purpose Financing or Special Purpose Financings, and the making or incurring of any Special Purpose Financing Undertakings, and (iii) the consummation and performance of the Proposed Acquisition, in all cases as those terms are defined in the Junior Loan Agreement.

2. It is the intention of the parties hereto that the Loan Agreement and the Transaction Documents be amended in a manner consistent with the terms and conditions set forth in the Junior Loan Agreement. In furtherance (and without limitation) thereof, the Loan Agreement and the Transaction Documents are hereby amended in all respects so that, to the extent that any event, action, occurrence or circumstance would otherwise, without this amendment, constitute a Default or Event of Default under the Loan Agreement but would not constitute a Default or Event of Default under the Junior Loan Agreement, such event, action, occurrence or circumstance will be deemed to not constitute a Default or Event of Default under the Loan Agreement.

3. Without limitation of Sections 1 and 2 hereof, the parties hereby agree to amend the Loan Agreement as follows:

A. Schedule 2 to the Loan Agreement is hereby amended in its entirety by replacing it with Schedule 2 attached to the First Amendment to Loan Agreement dated as of March 12, 2010.

B. Any reference to “Subsidiary” or “Subsidiaries” in Article 4, Article 5 and Article 7 of the Loan Agreement shall refer to “Subsidiary”, as defined in the Loan Agreement, excluding Zipcar Finance.

C. Section 5.01(b) of the Loan Agreement is hereby amended by adding the following at the end thereof:

“provided that, for the fiscal year 2009, such financial statements and opinion shall be delivered no later than 180 days after the end of fiscal year 2009.”

D. Section 5.20 of the Loan Agreement is hereby amended by adding the following at the end thereof:

“Notwithstanding the foregoing, (a) the Borrower may prepay the Indebtedness in connection with the Proposed Acquisition upon the occurrence of an underwritten public offering, and (b) the provisions of this Section 5.20 do not apply to the Master Zipcar Finance Lease or the Special Purpose Financing Undertakings.

E. Section 6 is hereby amended by adding the following at the end thereof:

“Borrowers authorize Agent and Lenders to file such financing statements, amendments thereto, and other agreements and instruments as may be reasonably necessary to perfect their security interests in the Collateral.”

F. Section 7.01(e) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

“(e) Other Obligations. A Borrower (A) shall fail to make any payment when due under the terms of any Indebtedness to be paid by such Person (excluding (i) this Loan Agreement and the other Transaction Documents but including any other Indebtedness of a Borrower to Agent or any Lender, and (ii) any Special Purpose Financing Documents) and such failure shall continue beyond any period of grace provided with respect thereto, or (B) shall default in the observance or performance of any other agreement, term or condition contained in any such Indebtedness, and the effect of such failure or default is to cause such Indebtedness in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more to become due prior to its stated maturity, or (C) shall fail or neglect to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in any present or future agreement between Borrower and any Lender and has failed to cure such failure within 30 days after its occurrence; or”

G. Section 7.01(j) is hereby added to the Loan Agreement, as follows:

“(j) Special Purpose Financing Documents. There is a default under the Special Purpose Financing Documents and the trustee thereunder has been instructed to commence a liquidation event with respect to any Vehicle or Vehicles subject to the Zipcar Master Finance Lease and/or any Vehicle or Vehicles that are collateral under the Special Purpose Financing Documents, as those terms are defined in the Junior Loan Agreement.”

H. The introduction to Article 8 of the Loan Agreement, which states as follows: “Article 8. AGENT’S RIGHTS AND REMEDIES” is hereby deleted in its entirety and replaced with the following:

“Article 8. AGENT’S RIGHTS AND REMEDIES

The parties hereby agree, in each case subject to Section 10.9 hereof, the following:”

I. Section 10.9 is hereby added to the Loan Agreement, as follows:

“10.9 Special Purpose Financing Provisions.

(a) Limited Remedies with Respect to Zipcar Finance. The Agent and each Lender agrees that, prior to the date that is one year and one day after the payment in full of all the obligations of Zipcar Finance in connection with and under all Special Purpose Financings, (i) the Agent and other Lenders shall not be entitled, whether before or after the occurrence of any Event of Default, to (A) institute against, or join any other Person in instituting against, Zipcar Finance any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof, (B) transfer and register the capital stock of Zipcar Finance in the name of Agent or a Lender or any designee or nominee thereof, (C) foreclose upon the capital stock of Zipcar Financing regardless of the bankruptcy or insolvency of the Parent or any other Subsidiary, (D) exercise any voting rights granted or appurtenant to such capital stock of Zipcar Finance or (E) enforce any right that the holder of any such capital stock of Zipcar Finance might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of Zipcar Finance and (ii) the Agent and the Lenders each hereby waive and release any right to require (A) that Zipcar Finance be in any manner merged, combined, collapsed or consolidated with or into the Parent or any other Subsidiary, including by way of substantive consolidation in a bankruptcy case or (B) that the status of Zipcar Finance as a separate entity be in any respect disregarded. The Agent and each Lender agree and acknowledge that any trustee under any indenture entered into with respect to a Special Purpose Financing is an express third party beneficiary with respect to this Section 10.9(a) and each such person shall have the right to enforce compliance by the Agent and the Lenders with this Section 10.9(a).

(b) Lien Release. Upon the transfer by the Parent or any Subsidiary (other than Zipcar Finance) of Vehicles to Zipcar Finance in a securitization as permitted under this Loan Agreement, any Liens with respect to such Vehicles and Vehicle Proceeds arising under the Loan Agreement or any Transaction Documents shall automatically be released (and the Agent is hereby authorized to execute and enter into any such releases and other documents as the Parent may reasonably request in order to give effect thereto).

(c) Collateral Restrictions. Each of the Agent and the Lenders shall take no action related to the Collateral that would be the direct cause of Zipcar Finance breaching, in any material respect, any covenants to which it is subject in its Certificate of Formation dated February 4, 2010 or the Limited Liability Company Agreement dated March 4, 2010 (the “Limited Liability Company Agreement”), and any amendments thereto, provided Agent is immediately provided with copies of any such amendments.

(d) No Right or Interest. The Agent and the Lenders each acknowledge that they have no interest in, and will not assert any interest in, the assets owned by Zipcar Finance (including without limitation any Vehicle or Vehicle Proceeds subject to the Master Zipcar Finance Lease and all rights thereunder) other than, following a transfer of any pledged equity interest of Zipcar Finance to the Agent, in connection with any exercise of remedies pursuant to this Agreement or the other Loan Documents, the right to receive lawful dividends or other distributions when paid by Zipcar Finance from lawful sources pursuant to the Special Purpose Financing Documents and in accordance with the rights of a member of Zipcar Finance under the Limited Liability Company Agreement or under applicable law.”

J. Section 11 of the Loan Agreement is hereby amended by deleting the following definitions in their entirety and replacing them with the following:

(1) “Collateral” shall mean the property set forth on Exhibit B to the First Amendment to Loan Agreement dated as of March 12, 2010.

(2) “Increased Total Financing Amount” means the Total Financing Amount as of any measurement date under any Vehicle lease and/or financing arrangement (including the Master Zipcar Finance Lease) (that is (x) then existing and in force, and (y) that was established during a calendar year prior to such measurement date) minus the Original Total Financing Amount under any such Vehicle lease and/or financing arrangement. If the calculation of the Increased Total Financing Amount with respect to any Vehicle lease and/or financing arrangement (including the Master Zipcar Finance Lease) results in a number less than zero, then the Increased Total Financing Amount with respect to such Vehicle lease and/or financing arrangement shall equal zero.

(3) “Original Total Financing Amount” means the Total Financing Amount of any Vehicle lease and/or financing arrangement as in effect on the date that such lease and/or financing arrangement was established with the lessor, lender, and/or other third party vendors, including the Master Zipcar Finance Lease.

(4) “Permitted Indebtedness” means: (i) Indebtedness of Borrowers in favor of Lenders arising under this Loan Agreement or any other Transaction Document; (ii) unsecured trade debt incurred in the ordinary course of Borrower’s business or any Subsidiary’s business; (iii) Indebtedness secured by clauses (ii), (v), (vi), (vii), and (xiii) of the definition of Permitted Liens; (iv) Indebtedness of the Borrower or any Subsidiary to the Borrower or any Subsidiary in the ordinary course of business and/or between the Borrowers; (v) security deposits and similar obligations securing performance in favor of landlords, lenders, lessors and other third party vendors and reimbursement obligations in connection with letters of credit in favor of landlords, lenders, lessors and other third party vendors in the ordinary course of business in an amount not to exceed the Threshold Amount inclusive of those in connection with Vehicles leases and Vehicles financing arrangements including the Master Zipcar Finance Lease and pursuant to the Special Purpose Financing Documents; (vi) guarantees of a Subsidiary’s obligations by Parent in the ordinary course of business, provided no Borrower may guarantee any obligations of Zipcar Finance under any of the Special Purpose Financing Documents other than the Special Purpose Financing Undertakings; (vii) Indebtedness consisting of any Special Purpose Financing Undertakings; (viii) Indebtedness under the Junior Loan Agreement and Junior Loan Documents; (ix) Indebtedness in connection with the Proposed Acquisition in the aggregate principal amount not to exceed $5,000,000 plus interest and other amounts in connection therewith (such principal, interest and other amounts are referred to as the “Acquisition Payment Obligations”), plus any reasonable indemnification, purchase price adjustment and similar obligations of the Parent or any Subsidiary in connection with the Proposed Acquisition, provided that all Acquisition Payment Obligations are (x) evidenced by a promissory note setting forth the payment terms summarized in the paragraph titled “Promissory Notes” in the Term Sheet and (y) subject to the terms of the Acquisition Subordination Agreement; (x) Indebtedness under a credit facility with Lighthouse Capital Partners, Inc. or its Affiliates, not to exceed the principal amount of $10,000,000 plus interest and other amounts in connection therewith, (xi) any other Indebtedness that is permitted under the Junior Loan Agreement, and (xii) extensions, refinancing, modifications, amendments and restatements of any items of Permitted Indebtedness above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or a Subsidiary, as the case may be.

(5) “Permitted Investments” shall mean: (i) Investments existing as of the date of this Agreement disclosed on the Disclosure Schedule; (ii) (A) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (B) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A 2 or P 2 from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (C) certificates of deposit maturing no more than one (1) year from the date of investment therein; (iii) temporary advances to cover incidental expenses in the ordinary course of business; (iv) investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Borrowers’ industry and which do not require a Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or require Borrowers to transfer ownership of non-cash assets to such joint venture or other entity; (v) Investments consisting of (A) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business not to exceed $100,000; and (B) non-cash loans to employees, officers or directors relating to the purchase of equity securities of a Borrower pursuant to employee stock purchase plans or arrangements approved by a Borrower’s board of directors; (vi) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (vii) Investments consisting of notes receivable or, prepaid royalties and other credit obligations to or from customers and suppliers who are not Affiliates, in the ordinary course of business; (viii) Investments by any Borrower or Subsidiary in any other Borrower or Subsidiary in the ordinary course of business; (ix) Investments by Parent in Zipcar Finance, provided that the amount of such Investments at any time outstanding shall not exceed the sum of (A) the amount described in the Special Purpose Financing Undertaking Proviso, plus (B) the greater of (I) fifteen million ($15,000,000) dollars, and (II) the amount of Investments necessary or desirable in order to satisfy any overcollateralization requirements in connection with the Special Purpose Financing; (x) Investments referred to in clause (v) of the definition of Permitted Indebtedness (without duplication of such amounts); (xi) Investments by the Parent or any of its Subsidiaries in connection with the Proposed Acquisition, inclusive of the purchase price thereof; and (xii) any other Investments that are permitted under the Junior Loan Agreement.

(5) “Permitted Liens” means: (i) Liens in favor of Agent; (ii) Liens disclosed on Schedule 2; (iii) Liens for taxes, fees, assessments or other governmental charges or levies not delinquent or being contested in good faith by appropriate proceedings, that do not imminently jeopardize Lender’s interest in any Collateral; (iv) Liens to secure payment of worker’s compensation, employment insurance, old age pensions or other social security obligations of such entity on which such entity is current and are in the ordinary course of its business; provided none of the same diminish or impair Lender’s rights and remedies respecting the Collateral; (v) Liens securing Indebtedness under a formula-based accounts receivable line of credit in an aggregate principal amount not to exceed $5,000,000, provided such Indebtedness is secured solely by the accounts receivable financed thereunder (Agent shall execute documents and take actions to subordinate or to release Agent and Lenders’ security interest in such property as requested by such third-party lender); (vi) (a) Liens upon or in any fleet Vehicles (and the proceeds of the sale thereof) acquired or held by such entity to secure the purchase price of such Vehicles or Indebtedness incurred solely for the purposes of financing such Vehicles or with respect to Vehicles lease obligations, and (b) to the extent that the Master Zipcar Finance Lease is characterized as a loan financing agreement or as otherwise not constituting a “true lease”, Liens upon or in (v) any Vehicles leased under the Master Zipcar Finance Lease; (w) any of Parent’s rights under the Master Zipcar Finance Lease; (x) any proceeds of the sale of Vehicles leased under the Master Zipcar Finance Lease, whether payable as the purchase price of such Vehicles or as fees, expenses, costs, indemnities, insurance recoveries or otherwise; (y) any other Vehicle Proceeds with respect to such Vehicles, including any payments for property claims under insurance policies and any warrant payable with respect to such Vehicles; and (z) all proceeds of the foregoing clauses (vi)(b) (v)-(z); (vii) Liens upon or in any equipment (and including any accessions, attachments, replacements, improvements or proceeds thereto) acquired or held by such entity to secure the purchase price of such equipment or Indebtedness incurred solely for the purposes of financing such equipment or capital lease obligations in an aggregate amount not to exceed $2,000,000; (viii) licenses or sublicenses of intellectual property granted in the ordinary course of business; (ix) banker’s Liens, rights of setoff and similar Liens incurred on deposit and securities accounts of such entities for fees due on such accounts made in the ordinary course of business; (x) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (xi) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods; (xii) Liens securing security deposits and other deposits securing the performance in favor of landlords, lenders, lessors and other third party vendors and Liens securing reimbursement obligations in connection with letters of credit in favor of landlords, lenders, lessors and other third party vendors in the ordinary course of business; (xiii) Liens securing reimbursement obligations with respect to self insurance; (xiv) Liens securing Indebtedness to Lighthouse Capital Partners, Inc. or its Affiliates, not to exceed the principal amount of $10,000,000 plus interest and other amounts in connection therewith; (xv) Liens securing the obligations under the Junior Loan Agreement and the Junior Loan Documents; (xvi) Liens on any of Parent’s assets furnished as collateral to secure Parent’s obligations under the Special Purpose Financing Undertakings Proviso; (xvii) Liens in connection with the Proposed Acquisition to secure the Indebtedness described in clause (ix) of the definition of Permitted Indebtedness provided such Liens are subject to the Acquisition Subordination Agreement; (xviii) any other Liens that are permitted under the

Junior Loan Agreement; and (xix) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described above but any extension, renewal or replacement Lien must be limited to the property originally encumbered by the existing Lien and the principal amount of any Indebtedness associated therewith may not increase.

(6) “Threshold Amount” means: (i) for calendar year 2009, an amount not to exceed ten million dollars ($10,000,000); (ii) for calendar year 2010, an amount not to exceed ten million dollars ($10,000,000) plus (A) thirty percent (30%) of the aggregate Total Financing Amount of all Vehicle leases and/or financing arrangements established during 2010, plus (B) thirty percent (30%) of the Increased Total Financing Amount of all applicable Vehicle leases and/or financing arrangements, minus (C) the aggregate of any Released Amount in 2010; (iii) for calendar year 2011, an amount not to exceed ten million dollars ($10,000,000) plus (A) thirty percent (30%) of the aggregate Total Financing Amount of all Vehicle leases and/or financing arrangements established during 2010 and 2011 (and not terminated and fully repaid), plus (B) thirty percent (30%) of the Increased Total Financing Amount of all applicable Vehicle leases and/or financing arrangements, minus (C) the aggregate of any Released Amount in 2011; (iv) for calendar year 2012, an amount not to exceed ten million dollars ($10,000,000) plus (A) thirty percent (30%) of the Total Financing Amount of all Vehicle leases and/or financing arrangements established during 2010, 2011, and 2012 (and not terminated and fully repaid) with respect to Vehicle leases and finance agreements, plus (B) thirty percent (30%) of the Increased Total Financing Amount of all applicable Vehicle leases and/or financing arrangements, minus (C) the aggregate of any Released Amount in 2012; and (v) for calendar year 2013, an amount not to exceed ten million dollars ($10,000,000) plus (A) thirty percent (30%) of the Total Financing Amount of all Vehicle leases and/or financing arrangements established during 2010, 2011, 2012 and 2013 (and not terminated and fully repaid) with respect to Vehicle leases and finance agreements, plus (B) thirty percent (30%) of the Increased Total Financing Amount of all applicable Vehicle leases and/or financing arrangements, minus (C) the aggregate of any Released Amount in 2013. In no event shall the Threshold Amount be less than $10,000,000. For purposes of the definition of Threshold Amount the Vehicle leases and/or financing arrangement shall include the Master Zipcar Finance Lease.

(7) “Total Financing Amount” means the maximum capitalized cost and/or maximum principal amount of leases and/or financing arrangements, as applicable (including the Master Zipcar Finance Lease), made available or anticipated to be made available to Borrower under the applicable Vehicle lease or financing agreement.

(8) “Vehicles” means all motor vehicles and trailers, and all equipment subject to a vehicle lease or vehicle financing agreement and all accessories, parts and equipment attached to or used in connection with such motor vehicle, trailer or equipment, all additions, repairs, attachments, accessions, betterments, substitutions, improvements and replacements thereto, and all certificates of title, related records and warranty rights with respect thereto.

K. Section 11 of the Loan Agreement is hereby further amended by adding the following definitions in alphabetical order:

(1) “Acquisition Subordination Agreement” shall have the meaning set forth in the Junior Loan Agreement.

(2) “Acquisition Payment Obligations” is defined in clause (ix) of the definition of Permitted Indebtedness.

(3) “Junior Loan Agreement” means that certain Loan and Security Agreement No. 1222 dated March 12, 2010, as amended, supplemented, modified or restated from time to time, providing for loans to be made to the Borrowers in the principal amount of up to $20,000,000 by and between Lighthouse Capital Partners VI, L.P. (together with its permitted successors and assigns, and also a “Agent” thereunder), and Pinnacle Ventures II-A (SUB), L.P., Pinnacle Ventures II-B, L.P., Pinnacle Ventures II-C, L.P., Pinnacle Ventures II-R (SUB), L.P., Pinnacle Ventures Debt Fund III-A (SUB), L.P. and Pinnacle Ventures Debt Fund III, L.P. (together with their affiliates, the “Pinnacle Lenders”), and any permitted successors or assignees thereof.

(4) “Junior Loan Documents” means the documents, instruments and agreements executed in connection with the Junior Loan Agreement, as amended, supplemented, modified or restated from time to time.

(5) “Manufacturer” means a manufacturer or distributor of Vehicles.

(6) “Manufacturer Proceeds” means (i) all incentive payments payable by a Manufacturer to purchase Vehicles; (ii) all amounts payable by a Manufacturer as compensation for the preparation of newly delivered Vehicles; (iii) all amounts payable by a Manufacturer as compensation for interest payable after the purchase price for a Vehicle is paid; (iv) all amounts payable by a Manufacturer in reimbursement for warranty work performed by or on behalf of Parent or its Subsidiaries on Vehicles; and (v) all other amounts payable by a Manufacturer to Parent or its Subsidiaries.

(7) “Master Zipcar Finance Lease” means any lease agreement, as amended, supplemented, modified, replaced or restated from time to time, entered into between Parent and Zipcar Finance pursuant to which a Borrower leases Vehicles from Zipcar Finance and all schedules and exhibits thereto.

(8) “Proposed Acquisition” means that certain acquisition by the Parent or its Subsidiaries (other than Zipcar Finance) of the outstanding shares of the target, on substantially the terms described in that certain term sheet dated as of February 5, 2010, a copy of which has been provided by the Parent to the Lenders on or prior to the date hereof.

(9) “Special Purpose Financing” or “Special Purpose Financings” means any financing or refinancing of assets consisting of or including Vehicles owned or leased by Zipcar Finance.

(10) “Special Purpose Financing Document” means any existing or future document, instrument or agreement entered into by Parent or any Subsidiary in connection with a Special Purpose Financing, each as amended, modified, supplemented, restated or replaced from time to time.

(11) “Special Purpose Financing Undertakings” means representations, warranties, covenants, indemnities, other agreements and undertakings entered into or provided by the Parent that the Parent determines in good faith (which determination shall be conclusive) are customary or otherwise necessary or advisable in connection with a Special Purpose Financing; provided that it is understood that Special Purpose Financing Undertakings may consist of or include reimbursement and other payment obligations in respect of notes, letters of credit, surety bonds and similar instruments provided for credit enhancement purposes (and, for the avoidance of doubt, excluding any of Parent’s payment obligations under the Master Zipcar Finance Lease) so long as the aggregate liability at any time outstanding of Parent with respect to such reimbursement and other payment obligations in respect of notes, letters of credit, surety bonds and similar instruments does not exceed $5,000,000 at any time absent the prior written consent of Agent.

(12) “Special Purpose Financing Undertakings Proviso” means the proviso in the definition of Special Purpose Financing Undertakings.

(13) “Term Sheet” means that certain Term Sheet entered into as of February 5, 2010 by and between Parent and the target entity of the Proposed Acquisition.

(14) “Vehicle Proceeds” means with respect to the Master Zipcar Finance Lease, (i) all proceeds of the sale of Vehicles, including all monies due in respect of the sale of such Vehicles, whether payable as the purchase price of such Vehicles or as fees, expenses, costs, indemnities, insurance recoveries or otherwise; (ii) all proceeds of warranty rights with respect to Vehicles and all other Manufacturer Proceeds; (iii) all proceeds of property insurance with respect to Vehicles, and (iv) all proceeds of the foregoing.

(15) “Zipcar Finance” means Zipcar Vehicle Financing LLC, a Delaware limited liability company and a wholly-owned Subsidiary of Parent created solely for the Special Purpose Financings.

4. Except as amended hereby, the Loan Agreement and the Notes remain in full force and effect.

5. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Loan and Security Agreement as of the date first written above.

AGENT:

PINNACLE VENTURES, L.L.C., as agent on behalf of the Lenders below a Delaware limited liability company

By:	/s/ Robert N. Savoie
Robert N. Savoie Chief Operating Officer

LENDERS:

PINNACLE VENTURES II-A (SUB), L.P.,
a Delaware limited partnership

PINNACLE VENTURES II-B, L.P.,
a Delaware limited partnership

PINNACLE VENTURES II-C, L.P.,
a Delaware limited partnership

PINNACLE VENTURES II-R (SUB), L.P.,
a Delaware limited partnership

By:	Pinnacle Ventures Management II, L.L.C., their general partner

By:	/s/ Robert N. Savoie
Robert N. Savoie
Chief Financial Officer

PINNACLE VENTURES DEBT FUND III-A (SUB), L.P.,
a Delaware limited partnership

PINNACLE VENTURES DEBT FUND III, L.P.,
a Delaware limited partnership

By:	Pinnacle Ventures Management III, L.L.C., their general partner

By:	/s/ Robert N. Savoie
Robert N. Savoie
Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first written above.

BORROWERS:

ZIPCAR, INC., a Delaware corporation

By:	/s/ Scott Griffith
Scott Griffith
Chairman and Chief Executive Officer

ZIPCAR NEW YORK, INC., a Delaware corporation

By:	/s/ Scott Griffith
Scott Griffith
President

ZIPCAR WASHINGTON, INC., a Delaware corporation

By:	/s/ Scott Griffith
Scott Griffith
President

ZIPCAR CALIFORNIA, INC., a Delaware corporation

By:	/s/ Scott Griffith
Scott Griffith
President

ZIPCAR ON CAMPUS, INC., a Delaware corporation

By:	/s/ Scott Griffith
Scott Griffith
President

MOBILITY, INC., a Washington corporation

By:	/s/ Scott Griffith
Scott Griffith
President

FLEXCAR ATLANTA LLC, a Delaware limited liability corporation

By:	/s/ Scott Griffith
Scott Griffith
Director

EXHIBIT B

COLLATERAL

The Collateral consists of all of Borrower’s interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired:

All assets of the Borrower; all personal property of Borrower;

All “accounts”, “general intangibles”, “chattel paper”, “contract rights”, “documents”, “instruments”, “deposit accounts”, “inventory”, “farm products”, “fixtures” and “equipment”, as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with a Lender or others;

All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

All right, title and interest of Borrower, and all of Borrower’s rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Borrower’s business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

All inventory, raw materials and work in progress wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY BORROWER TO ITS SUPPLIERS SHALL REMAIN SUBJECT TO LENDERS’ SECURITY INTEREST;

All equipment and fixtures, NONE OF WHICH THE BORROWER IS AUTHORIZED TO SELL, LEASE OR OTHERWISE DISPOSE OF WITHOUT THE WRITTEN CONSENT OF LENDER EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOAN AND SECURITY AGREEMENT BETWEEN BORROWER AND LENDER DATED AS OF JUNE 11, 2009, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

All investment property;

All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Borrower against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

NOTICE - PURSUANT TO AN AGREEMENT BETWEEN BORROWER AND LENDER, BORROWER HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH LENDERS’ RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN BORROWER’S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE LENDERS ASSERT A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

Notwithstanding any of the foregoing, the Collateral does not cover any of Borrower’s interests in, and the Collateral shall not under any circumstance include, and no security interest is granted in, (I) any capital stock of any Subsidiary of Borrower which Subsidiary is organized in any jurisdiction outside of the United States in excess of 65% of the voting securities of such Subsidiary, or any capital stock of any Subsidiary of Borrower which is directly or indirectly owned by any Subsidiary which is organized in any jurisdiction outside of the United States, (II) any Vehicles owned or leased by any Borrower; (III) Borrower’s Intellectual Property; (IV) restricted cash or similar cash equivalents, to the extent that any applicable pledge, security or similar agreement restricts Borrower from granting a Lien on such cash or cash equivalents; (V) any of the Borrower’s rights under any lease or financing agreement with third parties permitted under the Loan Agreement to the extent such lease or financing agreement restricts the Borrower from granting a lien on Borrower’s rights thereunder; (VI) any of Borrowers’ rights under the Master Zipcar Finance Lease and any Special Purpose Financing Document; and (VII) Borrower’s Zero Emission Vehicle Credits, now existing or hereafter arising from time to time (provided the proceeds of such Zero Emission Vehicle Credits shall be deemed “Collateral” under this Agreement). “Intellectual Property” means, collectively, all rights, priorities and privileges of the Borrower relating to intellectual property, in any medium, of any kind or nature whatsoever, now or hereafter owned or acquired or received by Borrower, or in which Borrower now holds or hereafter acquires or receives any right or interest, whether arising under United States, multinational or foreign laws or otherwise, and shall include, in any event, all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret (collectively, the “Copyrights”), patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same (collectively, the “Patents”), trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the “Trademarks”), all amendments, extensions, renewals of any Copyright, Trademark or Patent, all licenses or other rights to use any Copyrights, Trademarks or Patents, trade secrets, internet domain names (including any right related to the registration thereof), proprietary or confidential information, all intellectual property rights in computer software and computer software products, mask works, sources object or other programming codes, inventions (whether or not patented or patentable), technical information, procedures, designs, design rights, knowledge, know how, software, data base, data, skill, expertise, recipe, experience, process, models, drawings, materials, records, any and all claims for damages by way of past, present and future infringement of any of the rights above including the right to sue for and collect damages for such infringement. Notwithstanding the foregoing, Intellectual Property as defined above does not include accounts, accounts receivable, royalties, licensing fees, contract rights that generate revenue, proceeds, or other revenue obtained or owed from or on account of the licensing or other exploitation of Intellectual Property, none of which are excluded, and all of which are included as collateral in the security interest granted by Borrower to Lenders

SCHEDULE 2

DISCLOSURE SCHEDULE

DEPOSIT AND SECURITIES ACCOUNTS

	Account Information:	Contact Information for Account:	Account Ownership
Account Number 1 (ACH Account)	Bank Name: Silicon Valley Bank Address: 3003 Tasman Drive City, State, Zip: Santa Clara, CA 95054 Phone: (408) 654-7400 Fax: (617) 969-5965 Type of Account: Checking Account number: 3300614729	Contact Name: Katie Marshall Phone: (617) 630-4120 Fax: (617) 969-5965 E-mail: kmarshall@svb.com	Parent

Account Number 2 (CD)

Bank Name: Bank of America

Address: 800 Fifth Avenue, Floor 36

City, State, Zip: Seattle, WA

98104

Phone: (206) 358-0586

Fax:

Type of Account: restricted cash

pledged to Bank of America to

secure letter of credit number

3081863 issued to Gelco

Corporation (GE Leasing)

Account number: 22298407

		Contact Name: Kaye Shields Phone: (206) 358-0586 Fax: E-mail: Kaye.M.Shields@bankofamerica.com	Flexcar

Account Number 3 (CD)	Bank Name: KeyBank Address: 4910 Tiedeman Rd. City, State, Zip: Cleveland, OH 44144 Phone: (216) 813-3692 Fax: (216) 813-3719 Type of Account: restricted cash account Account number: S312163	Contact Name: Thomas Stich Phone: (802) 660-4270 Fax: E-mail: Thomas_Paul_Stich@KeyBank.com	Parent

Account Number 4 (Checking)	Bank Name: Silicon Valley Bank Address: 3003 Tasman Drive City, State, Zip: Santa Clara, CA 95054 Phone: (408) 654-7400 Fax: (617) 969-5965 Type of Account: Checking Account number: 3300619112	Contact Name: Katie Marshall Phone: (617) 630-4120 Fax: (617) 969-5965 E-mail: kmarshall@svb.com	Parent

	Account Information:	Contact Information for Account:	Account Ownership
Account Number 5 (Investment)	Bank Name: Silicon Valley Bank Address: 3003 Tasman Drive City, State, Zip: Santa Clara, CA 95054 Phone: (408) 654-7400 Fax: (617) 969-5965 Type of Account: Investment Account number: 48605641	Contact Name: Katie Marshall Phone: (617) 630-4120 Fax: (617) 969-5965 E-mail: kmarshall@svb.com	Parent

Account Number 6 (Checking Account)	Bank Name: Bank of Montreal Address: 55 Bloor Street West City, State, Zip: Toronto ON M5X 1K7 Phone: (416) 927-4464 Fax: Type of Account: Checking Account number: 0389 1193-371	Contact Name: Mark Ipek Phone: (416) 927-4464 Fax: E-mail:	Zipcar Canada

Account Number 7 (Checking Account)	Bank Name: Barclays Address: 50 Pall Mall City, State, Zip: London, SW1A 1QA, UK Phone: +44 (0) 7775 547609 Fax: Type of Account: Current Account number: 70910597, Sort: 206759	Contact Name: Phone: +44 (0) 7775 547609 Fax: +44 (0) 20 7599 4632 E-mail:	Zipcar (UK)

Account Number 8 (Savings Account)	Bank Name: Barclays Address: 50 Pall Mall City, State, Zip: London, SW1A 1QA, UK Phone: +44 (0) 7775 547609 Fax: Type of Account: Deposit Account number: 00247987, Sort: 206759	Contact Name: Phone: +44 (0) 7775 547609 Fax: +44 (0) 20 7599 4632 E-mail:	Zipcar (UK)

Account Number 9 (CD)

Bank Name: Bank of America

Address: 800 Fifth Avenue, Floor 36

City, State, Zip: Seattle, WA

98104

Phone: (206) 358-0586

Fax:

Type of Account: restricted cash pledged to Bank of America to secure letters of credit number 3081863 issued to Donlen Corporation

Account number: 22293083

		Contact Name: Kaye Shields Phone: (206) 358-0586 Fax: E-mail: Kaye.M.Shields@bankofamerica.com	Flexcar

	Account Information:	Contact Information for Account:	Account Ownership
Account Number 10 (CD)

Bank Name: Bank of America

Address: 800 Fifth Avenue, Floor 36

City, State, Zip: Seattle, WA

98104

Phone: (206) 358-0586

Fax:

Type of Account: restricted cash pledged to Bank of America to secure letters of credit number 3077144 issued to Union

Account number: 22344804

		Contact Name: Kaye Shields Phone: (206) 358-0586 Fax: E-mail: Kaye.M.Shields@bankofamerica.com	Flexcar

Account Number 11 (LOC)

Bank Name: Silicon Valley Bank

Address: 3003 Tasman Drive

City, State, Zip: Santa Clara, CA

95054

Phone:  (408) 654-7400

Fax:      (617) 969-5965

Type of Account: restricted cash pledged to Silicon Valley Bank to secure letters of credit number 1100217573 issued to Merchants

Account number: 8800063910

		Contact Name: Katie Marshall Phone: (617) 630-4120 Fax: (617) 969-5965 E-mail: kmarshall@svb.com	Parent

Note: accounts listed above do not include the escrow account established pursuant to that certain Escrow Agreement dated as of May 2006, as amended, by and among Goodwin Capital LLC., Gelco Corporation and the escrow agent party thereto.

PERMITTED LIENS

Existing Liens on the assets of the Borrowers evidenced by the financing statements described below:

DEBTOR:	ZIPCAR, INC.

JURISDICTION:	DELAWARE, SECRETARY OF STATE

Secured Party	Original Filing No.	Original Filing Date	Type	Collateral Summary
Gelco Corporation d/b/a GE Fleet Services	60646539	02/23/06	Original	Vehicles, Rent, Accounts and General Intangibles relating to vehicles and proceeds

Secured Party	Original Filing No.	Original Filing Date	Type	Collateral Summary
KeyBank National Association	64416707	12/18/06	Original	Accounts held at or by KeyBank National Association, together with all rights, income, revenues, proceeds and profits therefrom, including interest or other payments, and all bank deposit accounts, investment property, instruments and general intangibles related thereto and proceeds

HSH Nordbank AG, New York Branch and Gelco Corporation d/b/a GE Fleet Services	20072671716	06/27/07	Original	Vehicles, Rent, Accounts and General Intangibles relating to vehicles and proceeds

Donlen Trust	2009 0622982	02/25/09	Original	Vehicles, related property and proceeds

DEBTOR:	MOBILITY, INC.

JURISDICTION:	WASHINGTON, DEPARTMENT OF LICENSING

Secured Party	Original Filing No.	Original Filing Date	Type	Collateral Summary
Portland Leasing Company, LLC	2004-156-4108-3	06/04/04	Original	Mazda Miata 2002

Axis Capital, Inc.	2006-034-1314-0	02/03/06	Original	Equipment

Axis Capital, Inc.	2006-034-1313-3	02/03/06	Original	Equipment

US Bancorp	2006-039-2253-6	02/07/06	Original	Equipment

US Bancorp	2006-100-9510-0	04/10/06	Original	Equipment

Gelco Corporation d/b/a GE Fleet Services	2006-150-3969-7	05/30/06	Original	Accounts relating to Vehicles, Chattel Paper arising from Vehicles, Inventory consisting of Vehicles, Equipment consisting of Vehicles and General Intangibles relating to Vehicles, Products and Proceeds

US Bancorp	2006-235-2818-3	08/21/06	Original	Equipment

Secured Party	Original Filing No.	Original Filing Date	Type	Collateral Summary
Subaru Acceptance Corp.	2007-170-7707-8	06/18/07	Original	Vehicle Collateral, and all instruments, deposit accounts, letter of credit rights, claims, contract rights and general intangibles, etc. relating to the Vehicle Collateral and proceeds

Inter-Tel Leasing Inc.	2007-199-6181-8	07/18/07	Original	Axxess Telephone System

DaimlerChrysler Financial Services Americas, LLC	2007-208-8698-8	07/27/07	Original	All vehicles, etc., proceeds, instruments, accounts, notes, general intangibles, claims, relating to the vehicles and proceeds

Chrysler Financial Services Americas, LLC	2009-008-5678-7	01/08/09	Amendment	Amendment to change Secured Party of record

US Bancorp	2007-222-2993-6	08/10/07	Original	Equipment

DEBTOR:	FLEXCAR

JURISDICTION:	WASHINGTON, DEPARTMENT OF LICENSING

Secured Party	Original Filing No.	Original Filing Date	Type	Collateral Summary
US Bancorp	2006-100-9510-0	04/10/06	Original	Equipment

US Bancorp	2006-235-2818-3	08/21/06	Original	Equipment

•

Cash or cash equivalents with Bank of America used to secure letters of credit in favor of GE Fleet, Donlen Corporation and Union Leasing in connection with leased vehicles in the aggregate principal amount of up to $3.25 million as of the date hereof

•	Cash or cash equivalents with Silicon Valley bank used to secure letter of credit in favor of Merchants Automotive Group in connection with leased vehicles - $2.5 million as of the date hereof

•	Cash or cash equivalents with Key Bank used to secure letter of credit in favor of GE Fleet in connection with leased vehicles - £30 thousand as of the date hereof

•	Liens securing the indebtedness under the Junior Loan Agreement

PERMITTED INVESTMENTS

•	Investments in Subsidiaries disclosed below.

•	In December, 2009, Zipcar, Inc. purchased a minority interest in Catalunya Carsharing, S.A., a Spanish public limited liability company.

SUBSIDIARIES

•	Zipcar New York, Inc., a Delaware corporation, is a wholly-owned subsidiary of Zipcar, Inc.

•	Zipcar Washington, Inc., a Delaware corporation, is a wholly-owned subsidiary of Zipcar, Inc.

•	Zipcar California, Inc., a Delaware corporation, is a wholly-owned subsidiary of Zipcar, Inc.

•	Zipcar on Campus, Inc., a Delaware corporation, is a wholly-owned subsidiary of Zipcar, Inc.

•	Mobility Inc., a Washington corporation, is a wholly-owned subsidiary of Zipcar, Inc.

•	Flexcar Atlanta LLC, a Delaware limited liability company, is an 85% owned subsidiary of Mobility, Inc.

•	Zipcar Canada, Inc., a company organized under the laws of Canada, is a wholly-owned subsidiary of Zipcar, Inc.

•	Zipcar (UK) Limited, a corporation organized under the laws of England and Wales, is a wholly-owned subsidiary of Zipcar, Inc.

•	Zipcar Vehicle Financing, LLC, a Delaware limited liability company and wholly owned subsidiary of Zipcar, Inc.

PRIOR NAMES

•	Mobility, Inc. was formerly known as CarShare Seattle, Inc.

LITIGATION AND ADMINISTRATIVE PROCEEDINGS

•	In March 2009, Mr. Richard Skaff, a non-member, threatened to bring a lawsuit against Borrower for allegedly violating the accessibility provisions of the Americans with Disabilities Act.

•

During the normal course of business, accidents involving Borrower’s automobiles have occurred. Borrower has no pending or, to the knowledge of Borrower, any threatened litigation regarding those accidents. Borrower’s insurance carrier is responding to such accidents as appropriate, and would be required to respond to any such litigation.

•	During the normal course of business, members threaten to bring lawsuits against Borrower for any or no reason. To the knowledge of Borrower, no such lawsuits are currently pending.

•

A class action complaint was filed against Zipcar, Inc. by Ryan Blay on October 7, 2009, alleging, among other things, that certain fees charged by Zipcar are unlawful. On December 8, 2009, Zipcar filed a motion to dismiss the class action suit. Mr. Blay filed an Opposition to Zipcar’s Motion to Dismiss on December 22, 2009 and Zipcar filed a Reply to his Opposition on January 15, 2010. As of the date hereof, Zipcar is currently awaiting a hearing date and intends to vigorously defend against this suit.

BUSINESS PREMISES

	Each Location Address where Lighthouse Capital Partners has financed assets:	Landlord/Property Management Information:
Current Headquarters (Location 1)	Contact Name: Edward Goldfinger Address: 25 First Street, 4th Floor City, State, Zip: Cambridge, MA 02141 Phone: (617) 995-4231 Fax: (617) 995-4300	Contact Name: L.A. Richards Company Name: 25 First Street LLC Address: 31 Milk Street, Ste 901 City, State, Zip: Boston, MA 02109 Phone: (617) 933-8222 Fax: (617-451-1144

Location 2 (Atlanta)	Contact Name: Ken Sheckleford, Fleet Mgr. Company Name: Zipcar, Inc. Address: 191 Peachtree St. NE, Ste LWL01 City, State, Zip: Atlanta, GA 30303 Phone: (404) 817-3599 Fax: (404) 223-2970

Contact Name:    Rebekah Conley

Company Name:    One Ninety One Peachtree Associates, c/o Cousins Properties Incorp.

Address:    191 Peachtree St NE

City, State, Zip:    Atlanta, GA 30303

Phone:    (404) 230-7466

Fax:    (404) 522-5580

Location 3 (Boston)	Contact Name: Dan Curtin, General Manager Company Name: Zipcar, Inc. Address: 18 Tremont St. Suite 605 City, State, Zip: Boston, MA 02108 Phone: (617) 933-5070 Fax: (617) 720-0020

Contact Name:    Joan Cappadona

Company Name:    Tremont Investors LP, c/o BPG Management Co. LP

Address:    770 Township Line Rd., Suite 150

City, State, Zip:    Yardley, PA 19067

Phone:    (781) 577-2704

Fax:    (781) 577-2711

Location 4 (Chicago)	Contact Name: Scott Mullen, Fleet Manager Company Name: Zipcar, Inc. Address: 160 N. Wabash Ave. City, State, Zip: Chicago, IL 60601 Phone: (312) 589-6300 Fax: (312) 589-6306	Contact Name: Neal Todd Company Name: InterPark Incorporated Address: 14695 Collection Center Drive City, State, Zip: Chicago, IL 60693 Phone: (312) 935-2800 Fax: (312) 935-2777

Location 5 (New York)

Contact Name:    Chris Ficcolora, Regional Vice President

Company Name:    Zipcar New York, Inc.

Address:    1265 Broadway, 2nd Floor

City, State, Zip:    New York, NY 10001-3536

Phone:    (646) 616-3688

Fax:    (212) 691-0107

Contact Name: Melissa Greenberg Company Name: 1265 Broadway LLC Address: c/o BHT Corp, 21 West 46th St. 1st Fl City, State, Zip: New York, NY 10036 Phone: (212) 944-8416 Fax: (212) 944-9887

Location 6 (Philadelphia)	Contact Name: Jeremy Nelson, General Manager Company Name: Zipcar, Inc. Address: 218 South Twelve Street City, State, Zip: Philadelphia, PA 19107 Phone: (217) 735-3691 Fax: (215) 735-3695	Contact Name: Don Meginley Company Name: Preservation Initiatives, Inc. Address: 235 Market Street City, State, Zip: Wilmington, DE 19801 Phone: Fax:

Location 7 (Pittsburg)	Contact Name: Frank Tigano, Fleet Manager Company Name: Mobility, Inc. Address: 429 Forbes Av, Suite 1606 City, State, Zip: Pittsburg, PA 15219 Phone: (412) 475-5897 Fax: (412) 288-2564	Contact Name: David Koltash Company Name: Union Real Estate Address: 429 Forbes Av, 15th Floor City, State, Zip: Pittsburg, PA 15219 Phone: (412) 288-7800 Fax: (412) 288-7813

	Each Location Address where Lighthouse Capital Partners has financed assets:	Landlord/Property Management Information:
Location 8 (Portland)	Contact Name: Bill Scott, General Manager Company Name: Mobility, Inc. Address: 808 SW Third Av, Suite 480 City, State, Zip: Portland, OR 97204 Phone: (503) 328-3539 Fax: (503) 241-3076	Contact Name: Cheryl Cockrall Company Name: PAE Consulting Engineers, Inc. Address: 808 SW Third Av, Suite 300 City, State, Zip: Portland, OR 97204 Phone: 503-226-2921 Fax: 503-226-2930

Location 9 (San Francisco)	Contact Name: Michael Uribe, General Mgr Company Name: Zipcar, Inc. Address: 191 2nd Street City, State, Zip: San Francisco, CA 94105 Phone: (415) 495-7478 Fax: (415) 495-1161	Contact Name: Norm Weil Company Name: Helsten Properties LLC Address: 975 Vista Road City, State, Zip: Hillsborough, CA 94010 Phone: (650) 692-6335 Fax: (650) 342-9345

Location 10 (Seattle vacated office)	Contact Name: TS Ramesh Company Name: Mobility, Inc. Address: 400 Yesler Way, Suite 600 City, State, Zip: Seattle, WA 98104-9643 Phone: (617) 995-4235 Fax: (617) 995-4300	Contact Name: Katy Sugano Company Name: Samis Land Address: 208 James St. Suite C City, State, Zip: Seattle, WA 98104 Phone: (206) 622-3363 Fax: (206) 622-4918

Location 11 (Washingon, DC)	Contact Name: Ellice Perez, General Manager Company Name: Zipcar, Inc. Address: 403 8th St. NW City, State, Zip: Washington, DC 20004 Phone: (202) 737-4900 Fax: (202) 737-4976	Contact Name: Larry Rappaport Company Name: 717 D Street Associates Address: 320 Lakeview Ave City, State, Zip: Ringwood, NJ 07456 Phone: (973) 257-9999 Fax: (973) 257-9955

Location 12 (London)	Contact Name: Mark Norman Company Name: Zipcar (UK) Limited Address: 167 Borough High Street City, State, Zip: London SE1 1HR England Phone: 0207 940 7499 Fax: 0207 681 3233	Contact Name: Don Riley Company Name: St Margarets Hill Properties UK Ltd Address: 1 Chapel Court City, State, Zip: London, UK SE1 HH Phone/Fax: 0207 407 5388

Location 13 (Toronto)	Contact Name: Michael Lende, General Manager Company Name: Zipcar Canada Inc. Address: 147 Spadina Av, Suite 205 City, State, Zip: Toronto ON M5V 2L7 Phone: (416) 977-9008 Fax: (415) 977-2793	Contact Name: Roslyn Judd Company Name: 458728 Ontario Limited Address: 119 Spadina Ave, Suite 401 City, State, Zip: Toronto, ON M5V 2L1 Phone: (416) 593-6420 Fax: (416) 593-6375

	Each Location Address where Lighthouse Capital Partners has financed assets:	Landlord/Property Management Information:
Location 14 (Vancouver)

Contact Name:    AnnMarie MacKinnon, Regional Marketing Manager

Company Name:    Zipcar Canada Inc.

Address: Suite 280, 601 W. Cordova

City, State, Zip:    Vancouver, BC V6B 1G1

Phone:    (604) 697-0550

Fax:    (604) 697-0560

Contact Name: Jeff Bunker Company Name: Ontrea Inc. Address: Ste 1020, 200 Granville Street City, State, Zip: Vancouver BC V6C 1S4 Phone: (604) 646-8026 Fax: (604) 646-8025

Location 15 (MA CoLo)	Contact Name: Yvette M. Sullivan Company Name: Internap - MA Address: 43 Thorndike St 1st floor City, State, Zip: Cambridge MA 02141 Phone: (617) 374-4920 Fax:	Contact Name: N/A Company Name: Address: City, State, Zip: Phone: Fax:

Location 16 (UK CoLo)

Contact Name:    Karl Mooney

Company Name:    Internap–London, TeleCity c/o Internap

Address:    9 Harbour Exchange Square, Isle of Dogs, Docklands

City, State, Zip:    London, E14 9GE

Phone:    07799-864-241

Fax:    (404) 589-4900

Contact Name: N/A Company Name: Address: City, State, Zip: Phone: Fax:

Location 11 (Seattle)	Contact Name: Carla Archambault, General Mgr Company Name: Zipcar, Inc. Address: 380 Union Street, First Floor City, State, Zip: Seattle, WA 98101 Phone: (206) 682-0107 Fax: (206) 682-1657	Contact Name: Jayme Tomita Company Name: Harbor Properties, Inc. c/o GVA Kidder Mathews Address: PO Box 34860 City, State, Zip: Seattle, WA 98124-1860 Phone: (206) 812-6737

Location 2 (Atlanta)	Contact Name: Ken Sheckleford, Fleet Mgr. Company Name: Zipcar, Inc. Address: 191 Peachtree St. NE, Ste LWL01 City, State, Zip: Atlanta, GA 30303 Phone: (404) 817-3599 Fax: (404) 223-2970

Contact Name:    Rebekah Conley

Company Name:    One Ninety One Peachtree Associates, c/o Cousins Properties Incorp.

Address:    191 Peachtree St NE

City, State, Zip:    Atlanta, GA 30303

Phone:    (404) 230-7466

Fax:    (404) 522-5580

Vehicles owned or leased by the Borrowers and their respective Subsidiaries are from time to time located at various locations throughout the United States and foreign jurisdictions.